                                                                       EXHIBIT 2




                            ASSET EXCHANGE AGREEMENT



                              DATED JUNE 20, 1996



                                    BETWEEN



                               TCA CABLE PARTNERS


                                      AND


                         COMMUNICATIONS SERVICES, INC.

                               TABLE OF CONTENTS


                                                                        Page
SECTION 1.  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.1     1992 Cable Act . . . . . . . . . . . . . . . . . . . . . . .  2
            --------------
    1.2     Additional System Closing Date.  . . . . . . . . . . . . . .  2
            ------------------------------
    1.3     Additional System Agreement.   . . . . . . . . . . . . . . .  2
            ---------------------------
    1.4     Affiliate.   . . . . . . . . . . . . . . . . . . . . . . . .  2
            ---------
    1.5     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
            ------
    1.6     Basic Services . . . . . . . . . . . . . . . . . . . . . . .  2
            --------------
    1.7     Business Day . . . . . . . . . . . . . . . . . . . . . . . .  2
            ------------
    1.8     CSI Assets . . . . . . . . . . . . . . . . . . . . . . . . .  2
            ----------
    1.9     CSI Books and Records  . . . . . . . . . . . . . . . . . . .  3
            ---------------------
    1.10    CSI Intangibles  . . . . . . . . . . . . . . . . . . . . . .  3
            ---------------
    1.11    CSI Leased Property  . . . . . . . . . . . . . . . . . . . .  3
            -------------------
    1.12    CSI Other Real Property Interests  . . . . . . . . . . . . .  3
            ---------------------------------
    1.13    CSI Owned Property . . . . . . . . . . . . . . . . . . . . .  3
            ------------------
    1.14    CSI Required Consents  . . . . . . . . . . . . . . . . . . .  3
            ---------------------
    1.15    CSI Systems Contracts  . . . . . . . . . . . . . . . . . . .  4
            ---------------------
    1.16    CSI Systems Franchises . . . . . . . . . . . . . . . . . . .  4
            ----------------------
    1.17    CSI Systems Licenses . . . . . . . . . . . . . . . . . . . .  4
            --------------------
    1.18    CSI Tangible Personal Property . . . . . . . . . . . . . . .  4
            ------------------------------
    1.19    CSI's Cable Business . . . . . . . . . . . . . . . . . . . .  4
            --------------------
    1.20    Cable Act  . . . . . . . . . . . . . . . . . . . . . . . . .  4
            ---------
    1.21    Cable Business . . . . . . . . . . . . . . . . . . . . . . .  4
            --------------
    1.22    Closing Time . . . . . . . . . . . . . . . . . . . . . . . .  4
            ------------
    1.23    Communications Act . . . . . . . . . . . . . . . . . . . . .  4
            ------------------
    1.24    Contract . . . . . . . . . . . . . . . . . . . . . . . . . .  4
            --------
    1.25    Employees.   . . . . . . . . . . . . . . . . . . . . . . . .  5
            ---------
    1.26    Equivalent Basic Subscribers . . . . . . . . . . . . . . . .  5
            ----------------------------
    1.27    Environmental Law  . . . . . . . . . . . . . . . . . . . . .  5
            -----------------
    1.28    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
            -----
    1.29    ERISA Affiliate  . . . . . . . . . . . . . . . . . . . . . .  6
            ---------------
    1.30    Expanded Basic Services  . . . . . . . . . . . . . . . . . .  6
            -----------------------

    1.31    FCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
            ---
    1.32    Financial Statements . . . . . . . . . . . . . . . . . . . .  6
            --------------------
    1.33    Governmental Authority . . . . . . . . . . . . . . . . . . .  6
            ----------------------
    1.34    Hazardous Substances . . . . . . . . . . . . . . . . . . . .  6
            --------------------
    1.35    HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
            -------
    1.36    Judgment . . . . . . . . . . . . . . . . . . . . . . . . . .  7
            --------
    1.37    Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . .  7
            ---------
    1.38    Leased Property  . . . . . . . . . . . . . . . . . . . . . .  7
            ---------------
    1.39    Legal Requirement  . . . . . . . . . . . . . . . . . . . . .  7
            -----------------
    1.41    Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
            ----
    1.42    Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  8
            ----------
    1.43    Losses . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
            ------
    1.44    Intentionally Omitted. . . . . . . . . . . . . . . . . . . .  8
    1.45    Owned Property . . . . . . . . . . . . . . . . . . . . . . .  8
            --------------
    1.46    Pay TV . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
            ------
    1.47    Permitted Lien . . . . . . . . . . . . . . . . . . . . . . .  8
            --------------
    1.48    Other Real Property Interests  . . . . . . . . . . . . . . .  9
            -----------------------------
    1.49    Person . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
            ------
    1.50    Required Consents  . . . . . . . . . . . . . . . . . . . . .  9
            -----------------
    1.51    System . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
            ------
    1.52    System Contracts . . . . . . . . . . . . . . . . . . . . . .  9
            ----------------
    1.53    System Franchises  . . . . . . . . . . . . . . . . . . . . .  9
            -----------------
    1.54    System Licenses  . . . . . . . . . . . . . . . . . . . . . .  9
            ---------------
    1.55    TCA Assets . . . . . . . . . . . . . . . . . . . . . . . . .  9
            ----------
    1.56    TCA Books and Records  . . . . . . . . . . . . . . . . . . .  9
            ---------------------
    1.57    TCA Intangibles  . . . . . . . . . . . . . . . . . . . . . . 10
            ---------------
    1.58    TCA Leased Property  . . . . . . . . . . . . . . . . . . . . 10
            -------------------
    1.59    TCA Other Real Property Interests  . . . . . . . . . . . . . 10
            ---------------------------------
    1.60    TCA Owned Property . . . . . . . . . . . . . . . . . . . . . 10
            ------------------
    1.61    TCA Required Consents  . . . . . . . . . . . . . . . . . . . 10
            ---------------------
    1.62    TCA System Contracts . . . . . . . . . . . . . . . . . . . . 10
            --------------------
    1.63    TCA System Franchises  . . . . . . . . . . . . . . . . . . . 10
            ---------------------
    1.64    TCA Systems Licenses . . . . . . . . . . . . . . . . . . . . 11
            --------------------
    1.65    TCA Tangible Personal Property . . . . . . . . . . . . . . . 11
            ------------------------------
    1.66    TCA's Cable Business . . . . . . . . . . . . . . . . . . . . 11
            --------------------
    1.67    Tangible Personal Property . . . . . . . . . . . . . . . . . 11
            --------------------------

    1.68    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
            -----
    1.69    third party  . . . . . . . . . . . . . . . . . . . . . . . . 11
            -----------
    1.70    Transaction Documents  . . . . . . . . . . . . . . . . . . . 11
            ---------------------
    1.71    Other Definitions  . . . . . . . . . . . . . . . . . . . . . 11
            -----------------

SECTION 2.  EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . 13

SECTION 3.  CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . 14
    3.1     Valuation Differential . . . . . . . . . . . . . . . . . . . 14
            ----------------------
    3.2     Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . 14
            -----------
    3.3     Additional System Adjustments  . . . . . . . . . . . . . . . 15
            -----------------------------
    3.4     Calculation of Adjustments . . . . . . . . . . . . . . . . . 16
            --------------------------

SECTION 4.  ASSUMED LIABILITIES AND EXCLUDED ASSETS  . . . . . . . . . . 17
    4.1     CSI Assumed Obligations and Liabilities  . . . . . . . . . . 17
            ---------------------------------------
    4.2     CSI Excluded Assets  . . . . . . . . . . . . . . . . . . . . 18
            -------------------
    4.3     TCA Assumed Obligations and Liabilities  . . . . . . . . . . 18
            ---------------------------------------
    4.4     TCA Excluded Assets  . . . . . . . . . . . . . . . . . . . . 19
            -------------------

SECTION 5.  TCA'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . 19
    5.1     Organization and Qualification of TCA  . . . . . . . . . . . 19
            -------------------------------------
    5.2     Authority and Validity . . . . . . . . . . . . . . . . . . . 20
            ----------------------
    5.3     No Conflict; Required Consents . . . . . . . . . . . . . . . 20
            ------------------------------
    5.4     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
            ------
    5.5     TCA Systems Franchises, TCA Systems Licenses, TCA Systems
            ---------------------------------------------------------
    Contracts and TCA Other Real Property Interests  . . . . . . . . . . 21
    -----------------------------------------------
    5.6     Real Property  . . . . . . . . . . . . . . . . . . . . . . . 22
            -------------
    5.7     Environmental  . . . . . . . . . . . . . . . . . . . . . . . 23
            -------------
    5.8     Compliance with Legal Requirements . . . . . . . . . . . . . 24
            ----------------------------------
    5.9     Patents, Trademarks and Copyrights . . . . . . . . . . . . . 25
            ----------------------------------
    5.10    Financial Statements; Undisclosed Liabilities  . . . . . . . 26
            ---------------------------------------------
    5.11    Absence of Certain Changes or Events . . . . . . . . . . . . 26
            ------------------------------------
    5.12    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 26
            ----------
    5.13    Tax Returns; Other Reports . . . . . . . . . . . . . . . . . 27
            --------------------------
    5.14    Employment Matters . . . . . . . . . . . . . . . . . . . . . 27
            ------------------
    5.15    TCA Systems Information  . . . . . . . . . . . . . . . . . . 28
            -----------------------

    5.16    Subscriber Numbers . . . . . . . . . . . . . . . . . . . . . 29
            ------------------
    5.17    Finders and Brokers  . . . . . . . . . . . . . . . . . . . . 29
            -------------------

SECTION 6.  CSI'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . 29
    6.1     Organization and Qualification of CSI  . . . . . . . . . . . 29
            -------------------------------------
    6.2     Authority and Validity . . . . . . . . . . . . . . . . . . . 29
            ----------------------
    6.3     No Conflict; Required Consents . . . . . . . . . . . . . . . 30
            ------------------------------
    6.4     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
            ------
    6.5     CSI Systems Franchises, CSI Systems Licenses, CSI Systems
            ---------------------------------------------------------
    Contracts and CSI Other Real Property Interests  . . . . . . . . . . 31
    -----------------------------------------------
    6.6     Real Property  . . . . . . . . . . . . . . . . . . . . . . . 32
            -------------
    6.7     Environmental  . . . . . . . . . . . . . . . . . . . . . . . 32
            -------------
    6.8     Compliance with Legal Requirements . . . . . . . . . . . . . 33
            ----------------------------------
    6.9     Patents, Trademarks and Copyrights . . . . . . . . . . . . . 35
            ----------------------------------
    6.10    Financial Statements; Undisclosed Liabilities  . . . . . . . 35
            ---------------------------------------------
    6.11    Absence of Certain Changes or Events . . . . . . . . . . . . 35
            ------------------------------------
    6.12    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 36
            ----------
    6.13    Tax Returns; Other Reports . . . . . . . . . . . . . . . . . 36
            --------------------------
    6.14    Employment Matters . . . . . . . . . . . . . . . . . . . . . 37
            ------------------
    6.15    CSI Systems Information  . . . . . . . . . . . . . . . . . . 38
            -----------------------
    6.16    Subscriber Numbers . . . . . . . . . . . . . . . . . . . . . 38
            ------------------
    6.17    Finders and Brokers  . . . . . . . . . . . . . . . . . . . . 38
            -------------------

SECTION 7.  ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . 39
    7.1     Access to Premises and Records . . . . . . . . . . . . . . . 39
            ------------------------------
    7.2     Continuity and Maintenance of Operations; Certain Deliveries
            ------------------------------------------------------------
    and Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    -----------
    7.3     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . 41
            ---------
    7.4     Leased Vehicles; Other Capital Leases  . . . . . . . . . . . 43
            -------------------------------------
    7.6     Title Commitments and Surveys  . . . . . . . . . . . . . . . 45
            -----------------------------
    7.7     HSR Notification . . . . . . . . . . . . . . . . . . . . . . 46
            ----------------
    7.8     Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . 46
            --------------
    7.9     Distant Broadcast Signals  . . . . . . . . . . . . . . . . . 47
            -------------------------
    7.10    Noncompetition . . . . . . . . . . . . . . . . . . . . . . . 47
            --------------
    7.11    Programming  . . . . . . . . . . . . . . . . . . . . . . . . 47
            -----------
    7.12    Updated Schedules  . . . . . . . . . . . . . . . . . . . . . 47
            -----------------

    7.13    Use of Names and Logos . . . . . . . . . . . . . . . . . . . 47
            ----------------------
    7.14    Transitional Billing Services  . . . . . . . . . . . . . . . 48
            -----------------------------
    7.15    Confidentiality and Publicity  . . . . . . . . . . . . . . . 48
            -----------------------------
    7.16    Bulk Transfers . . . . . . . . . . . . . . . . . . . . . . . 49
            --------------
    7.17    Allocation of Value to Exchanged Assets  . . . . . . . . . . 49
            ---------------------------------------
    7.18    Additional System  . . . . . . . . . . . . . . . . . . . . . 49
            -----------------
    7.19    Lien Searches  . . . . . . . . . . . . . . . . . . . . . . . 50
            -------------
    7.21    Rebuild of Ft. Smith System  . . . . . . . . . . . . . . . . 50
            ---------------------------
    7.22    Further Assurances . . . . . . . . . . . . . . . . . . . . . 50
            ------------------
    7.23    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . 50
            --------
    7.24    Post-Closing Cooperation upon Inquiries as to Rates  . . . . 51
            ---------------------------------------------------

SECTION 8.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . 51
    8.1     Conditions to TCA's Obligations  . . . . . . . . . . . . . . 51
            -------------------------------
    8.1.1   Accuracy of Representations and Warranties . . . . . . . . . 51
            ------------------------------------------
    8.1.2   Performance of Agreements  . . . . . . . . . . . . . . . . . 51
            -------------------------
    8.1.3   Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . 51
            ----------
    8.1.4   Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . 51
            -----------------
    8.1.5   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . 52
            --------
    8.1.6   No Material Adverse Change . . . . . . . . . . . . . . . . . 52
            --------------------------
    8.1.7   Title Defects  . . . . . . . . . . . . . . . . . . . . . . . 52
            -------------
    8.1.8   Environmental Assessments  . . . . . . . . . . . . . . . . . 52
            -------------------------
    8.1.9   Subscribers  . . . . . . . . . . . . . . . . . . . . . . . . 52
            -----------
    8.1.10  Documents and Records  . . . . . . . . . . . . . . . . . . . 52
            ---------------------
    8.1.11  Retransmission Consent . . . . . . . . . . . . . . . . . . . 53
            ----------------------
    8.1.12  HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . 53
            -------
    8.1.13  Franchise Renewals . . . . . . . . . . . . . . . . . . . . . 53
            ------------------
    8.2     Conditions to CSI's Obligations  . . . . . . . . . . . . . . 53
            -------------------------------

SECTION 9.  THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . 55
    9.1     The Closing; Time and Place  . . . . . . . . . . . . . . . . 55
            ---------------------------
    9.2     CSI's Delivery Obligations . . . . . . . . . . . . . . . . . 55
            --------------------------
    9.3     TCA's Delivery Obligations . . . . . . . . . . . . . . . . . 57
            --------------------------

SECTION 10. TERMINATION AND DEFAULT  . . . . . . . . . . . . . . . . . . 59
    10.1    Termination Events . . . . . . . . . . . . . . . . . . . . . 59
                 ------------------

    10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . 60
                 ---------------------

SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION  60
    11.1    Survival of Representations and Warranties . . . . . . . . . 60
            ------------------------------------------
    11.2    Indemnification by CSI . . . . . . . . . . . . . . . . . . . 61
            ----------------------
    11.3    Indemnification by TCA . . . . . . . . . . . . . . . . . . . 61
            ----------------------
    11.4    Third Party Claims . . . . . . . . . . . . . . . . . . . . . 62
            ------------------
    11.5    Limitations on Indemnification - CSI . . . . . . . . . . . . 63
            ------------------------------------
    11.7    Other Indemnification  . . . . . . . . . . . . . . . . . . . 64
            ---------------------

SECTION 12. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . 64
    12.1    Parties Obligated and Benefited  . . . . . . . . . . . . . . 64
            -------------------------------
    12.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 64
            -------
    12.3    Right to Specific Performance  . . . . . . . . . . . . . . . 65
            -----------------------------
    12.4    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
            ------
    12.5    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . 65
            --------
    12.6    Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . 66
            -------------
    12.7    Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
            -----
    12.8    Rights Cumulative  . . . . . . . . . . . . . . . . . . . . . 66
            -----------------
    12.9    Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
            ----
    12.10   Late Payments  . . . . . . . . . . . . . . . . . . . . . . . 66
            -------------
    12.11   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 66
            ------------
    12.12   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 66
            ----------------
    12.13   Severability . . . . . . . . . . . . . . . . . . . . . . . . 66
            ------------
    12.14   Construction . . . . . . . . . . . . . . . . . . . . . . . . 67
            ------------
    12.15   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 67
            --------
    12.16   Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . 67
            ------------
    12.17   Tax Consequences . . . . . . . . . . . . . . . . . . . . . . 68
            ----------------
    12.18   Commercially Reasonable Efforts  . . . . . . . . . . . . . . 68
            -------------------------------

                         LIST OF SCHEDULES AND EXHIBITS


Schedules
---------

Schedule 1.11                             CSI Leased Property

Schedule 1.12                             CSI Other Real Property Interests

Schedule 1.13                             CSI Owned Property

Schedule 1.15                             CSI Systems Contracts

Schedule 1.16                             CSI Systems Franchises

Schedule 1.17                             CSI Systems Licenses

Schedule 1.18                             CSI Tangible Personal Property

Schedule 1.58                             TCA Leased Property

Schedule 1.59                             TCA Real Property Interests

Schedule 1.60                             TCA Owned Property

Schedule 1.62                             TCA Systems Contracts

Schedule 1.63                             TCA Systems Franchises

Schedule 1.64                             TCA Systems Licenses

Schedule 1.65                             TCA Tangible Personal Property

Schedule 4.2                             CSI Excluded Assets

Schedule 4.4                             TCA Excluded Assets

Schedule 5.3                             TCA Required Consents

Schedule 5.4                             TCA Liens and Permitted Liens

Schedule 5.10                            TCA Financial Statements; TCA Changes
                                         or Events

Schedule 5.12                            TCA Litigation

Schedule 5.14                            TCA Plans; Employee Matters

Schedule 5.15                            TCA Systems Information

Schedule 6.3                             CSI Required Consents

Schedule 6.4                             CSI Liens and Permitted Liens

Schedule 6.10                            CSI Financial Statements; CSI Changes
                                         or Events

Schedule 6.12                            CSI Litigation

Schedule 6.14                            CSI Plans; Employee Matters

Schedule 6.15                            CSI Systems Information

Exhibits
--------

Exhibit 7.5.2                            Forms of Nondisturbance and
                                         Attornment Agreements

Exhibit 7.5.4                            Form of MDU Agreement

Exhibit 7.10(a)                          CSI Noncompetition Covenant

Exhibit 7.10(b)                          TCA Noncompetition Covenant

Exhibit 7.11                             Form Letter to Programmers

Exhibit 9.2.2                            CSI Bill of Sale and Assignment and
                                         Assumption Agreement

Exhibit 9.2.12                           CSI Counsel Opinion

Exhibit 9.3.2                            TCA Bill of Sale and Assignment and
                                         Assumption Agreement

Exhibit 9.3.12                           TCA Counsel Opinion

                            ASSET EXCHANGE AGREEMENT



       THIS ASSET EXCHANGE AGREEMENT ("Agreement") is made and entered into as of the 20th day of June, 1996, by and between TCA Cable Partners, a Delaware general partnership ("TCA"), whose U.S. Taxpayer Identification Number is 75-2628484 and Communications Services, Inc., a Kansas corporation ("CSI"), whose U.S. Taxpayer Identification Number is 48-0879531.


                                    RECITALS

              A. TCA owns and operates cable television systems which are franchised or hold other operating authority and operate in and around the California municipalities of Solano County and Vallejo (the "TCA Systems").

              B. CSI owns and operates cable television systems which are franchised or hold other operating authority and operate in and around the Arkansas municipalities of Bonanza, Fort Smith, Greenwood, and Hackett, and the unincorporated areas of Jenny Lind, Old Jenny Lind and White Bluff in Sebastian County; and the Oklahoma municipalities of Arkoma, Muldrow, Roland, Sallisaw and Sequoyah County (the "CSI Systems").

              C. This Agreement sets forth the terms and conditions on which TCA will convey, or cause to be conveyed, to CSI substantially all of the assets comprising or used or useful in connection with the TCA's Cable Business and CSI will convey to TCA substantially all of the assets comprising or used in connection with the CSI's Cable Business, all in such a manner as to effect, to the extent reasonably possible, a like-kind exchange of such assets under
Section 1031 of the United States Internal Revenue Code, as amended (the
"Code").

                                   AGREEMENTS

       In consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

SECTION 1.    DEFINITIONS

       In addition to terms defined elsewhere in this Agreement, the following capitalized terms or terms otherwise defined in this SECTION 1 shall have the meanings set forth below:

              1.1 1992 Cable Act. The Cable Television Consumer Protection and Compensation Act of 1992 and the FCC rules and regulations promulgated thereunder.

              1.2 Additional System Closing Date. The closing date of the purchase of the Additional System pursuant to the Additional System Agreement.

              1.3 Additional System Agreement. The Asset Purchase Agreement pursuant to which the Additional Systems are purchased.

              1.4 Affiliate. With respect as to any Person, any Person controlling, controlled by or under common control with such Person; "control" means the ownership, directly or indirectly, of voting securities representing the right generally to elect a majority of the directors (or similar officials) of a Person or the possession, by contract or otherwise, of the authority to direct the management and policies of a Person.

              1.5 Assets. The TCA Assets or the CSI Assets, as the context requires.

              1.6 Basic Services. The lowest tier of service offered to subscribers of a System.

              1.7 Business Day. Any day other than a Saturday, Sunday or a day on which the banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

              1.8 CSI Assets. All of the assets, properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in CSI's Cable Business in which CSI has any right, title or interest or in which CSI acquires any right, title or interest on or before the Closing Time that are not CSI Excluded Assets, including the CSI Tangible Personal Property, the CSI Owned Property, the CSI Leased Property, the CSI Other Real Property Interests, the CSI Systems Franchises, the CSI Systems Licenses and the CSI Systems Contracts, but excluding any CSI Excluded Assets.

              1.9 CSI Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes and all files of correspondence, lists, records and reports concerning subscribers and prospective subscribers of the CSI Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of CSI with the FCC and statements of account filed by or on behalf of CSI with the U.S. Copyright Office.

              1.10 CSI Intangibles. All intangible assets, including subscriber lists, accounts receivable, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use in CSI's Cable Business.

              1.11 CSI Leased Property. The leaseholds of real property described as CSI Leased Property on SCHEDULE 1.11.

              1.12 CSI Other Real Property Interests. The easements and rights of access (other than those relating to multiple dwelling units) and other interests in real property described as CSI Other Real Property Interests on SCHEDULE 1.12.

              1.13 CSI Owned Property. The fee interests in the real property described as CSI Owned Property on SCHEDULE 1.13 and all improvements thereon.

              1.14 CSI Required Consents. Any and all consents, authorizations and approvals required under the CSI Systems Franchises, the CSI Systems Licenses, the leases and other documents evidencing the CSI Leased Property or the CSI Other Real Property Interests and the CSI Systems Contracts for (a) CSI to transfer the CSI Assets to TCA, (b) TCA to operate the CSI Systems and to own, lease, use and operate the CSI Assets and the CSI Systems at the places and in the manner in which the CSI Assets are used and the CSI Systems are operated as of the date of this Agreement and as of the Closing, and (c) TCA to assume and perform the CSI Systems Franchises, the CSI Systems Licenses, the leases and other documents evidencing CSI Leased Property or CSI Other Real Property Interests and the CSI Systems Contracts.

              1.15 CSI Systems Contracts. The pole line agreements, underground conduit agreements, crossing agreements, multiple dwelling or commercial service agreements and other Contracts (other than CSI Systems Franchises) described on SCHEDULE 1.15.

              1.16 CSI Systems Franchises. The franchises and similar authorizations or permits described on SCHEDULE 1.16.

              1.17 CSI Systems Licenses. The intangible cable television channel distribution rights, cable television relay service (CARS), business radio and other licenses, copyright notices and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority (other than those described on SCHEDULE 1.15) described on SCHEDULE 1.17.

              1.18 CSI Tangible Personal Property. All tangible personal property, including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, furniture, fixtures, supplies, inventory and other physical assets, the principal items of which are described on SCHEDULE 1.18.

              1.19 CSI's Cable Business. The cable television business and other income-generating business conducted by CSI through the CSI Systems.

              1.20 Cable Act. The Cable communications Policy Act of 1984, as amended, and the rules and regulations promulgated thereunder.

              1.21 Cable Business. The TCA's Cable Business or CSI's Cable Business, as the context requires.

              1.22   Closing Time.  11:59 P.M., Mountain Time, on the Closing
Date.

              1.23 Communications Act. The Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              1.24 Contract. Any contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, whether written or oral.

              1.25 Employees. With respect to CSI, the personnel employed by the CSI Systems to fill relevant job positions at such systems, and with respect to TCA, the personnel assigned to the TCA Systems to fill relevant job positions at such systems, whether employed specifically by TCA or leased by TCA from DR Partners (the "General Partner") pursuant to an Agreement dated May 1, 1996 between the General Partner and TCA Management Co., the managing operator of TCA.

              1.26   Equivalent Basic Subscribers (or "EBSs").  As of any date
of determination and for each franchise area served by a System, the number equal to the quotient of (a) the total monthly billings for sales of Basic Services and Expanded Basic Services by such System during the most recent month ended prior to the date of calculation (including billings to single-family households and commercial and bulk subscribers, whether on a discounted or undiscounted basis, but excluding billings in excess of a single month's charges for any account), divided by (b) the standard monthly combined rate (without discount of any kind) charged to single-family households for Basic Services and Expanded Basic Services in effect during such month, which monthly rate will not be less than the rates specified in SCHEDULE 5.15 (in the case of TCA) or SCHEDULE 6.15 (in the case of CSI). For purposes of calculating the number of EBSs, there will be excluded (i) all billings to any subscriber who is more than 60 days' past due in the payment of any amount in excess of $10.00, (ii) all billings to any subscriber who, as of the date of calculation, has not paid in full the charges for at least one full month of service, (iii) that portion of the billings to each subscriber representing an installation or other non-recurring charge, a charge for equipment or for any outlet or connection other than the first outlet or first connection in any single-family household or, with respect to a bulk account, in any residential unit (e.g., an individual apartment or rental unit), a charge for any tiered service other than Expanded Basic Service (whether or not included within Pay
TV), any charge for Pay TV or a pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like, (iv) all billings to any subscriber whose service is pending disconnection for any reason and (v) all billings to any subscriber who was solicited during the sixty day period preceding the Closing to purchase such services by promotions or offers of discounts other than those then generally being offered by the party for which the determination of EBSs is being made or any of such party's
Affiliates.   For purposes of this definition, payments on account of monthly billings will be deemed due on the first day of the period for which the service to which such billings relate is provided.

              1.27 Environmental Law. Any Legal Requirement relating to pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

              1.28 ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and published interpretations with respect thereto.

              1.29 ERISA Affiliate. As to any Person, any trade or business, whether or not incorporated, which together with such Person would be deemed a single employer within the meaning of Section 4001 of ERISA.

              1.30 Expanded Basic Services. Any video programming provided over a cable television system, regardless of service tier, other than Basic Services, any new product tier and video programming services offered on a per channel or per program basis.

              1.31   FCC.  The Federal Communications Commission.

              1.32 Financial Statements. The TCA's Financial Statements or CSI's Financial Statements, as the context requires.

              1.33 Governmental Authority. The United States of America, any state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

              1.34 Hazardous Substances. (a) Any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C.A. Sections 6901 et seq.), as amended, and the rules and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Sections 9601 et seq.) (CERCLA), as amended, and the rules and regulations promulgated thereunder; (c) any substance regulated by the Toxic Substances Control Act (TSCA) (42 U.S.C. Section 2601 et seq.), as amended, and the rules and regulations promulgated thereunder; (d) asbestos or asbestos-containing material of any kind or character; (e) polychlorinated biphenyls; (f) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (g) any substance the presence, use, treatment, storage or disposal of which on Owned Property or Leased Property is prohibited by any Environmental Law; and (h) any other substance which by any Environment Law requires special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

              1.35 HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

              1.36 Judgment. Any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

              1.37 Knowledge. The actual knowledge of a particular matter of one or more of the executive officers of such party or the general manager or one or more of the managers of such party's Systems.

              1.38 Leased Property. The TCA Leased Property or CSI Leased Property, as the context requires.

              1.39 Legal Requirement. Applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any Judgment.

              1.40   Intentionally Omitted.

              1.41 Lien. Any security interest, security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any mortgage, lien, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, System License, System Franchise, System Contract or otherwise.

              1.42 Litigation. Any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment and any notice of any of the foregoing.

              1.43 Losses. Any claims, losses, liabilities, damages, Liens, penalties, costs and expenses, including interest that may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

              1.44   Intentionally Omitted.

              1.45 Owned Property. The TCA Owned Property or CSI Owned Property, as the context requires.

              1.46 Pay TV. Premium programming services selected by and sold to subscribers on a per channel or per program basis.

              1.47 Permitted Lien. Any (a) Lien securing Taxes, assessments and governmental charges not yet due and payable, (b) zoning law or ordinance or any similar Legal Requirement, (c) right reserved to any Governmental Authority to regulate the affected property, (d) as to Owned Property and Other Real Property Interests, any Lien which is reflected in the public records and that does not individually or in the aggregate interfere with the right or ability to own, use or operate the Owned Property or Other Real Property Interests as they are being used or operated or to convey good, marketable and indefeasible fee simple title to the same, and (e) in the case of Leased Property, the rights of the fee owner and any lien encumbering the fee interest in such property; provided that "Permitted Lien" will not include any Lien securing a debt or claim (other than inchoate materialmen's, mechanics, workman's repairman's or other like liens arising in the ordinary course of business or any lien described in clause (e) above) or any Lien which could prevent or inhibit in any way the conduct of the business of the affected System as it is currently being conducted, and provided further that classification of any Lien as a "Permitted Lien" will not affect any liability which CSI may have for any such Lien with respect to the exchange of the CSI Systems or which TCA may have for any such Lien with respect to the exchange of the TCA Systems, including pursuant to any indemnity obligation under this Agreement.

              1.48 Other Real Property Interests. The TCA Other Real Property Interests or the CSI Other Real Property Interests, as the context requires.

              1.49 Person. Any natural person, Governmental Authority, corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

              1.50 Required Consents. The TCA Required Consents or the CSI Required Consents, as the context requires.

              1.51 System. Any of the TCA Systems or the CSI Systems, as the context requires.

              1.52 System Contracts. The TCA Systems Contracts or the CSI Systems Contracts, as the context requires.

              1.53 System Franchises. The TCA Systems Franchises or the CSI Systems Franchises, as the context requires.

              1.54 System Licenses. The TCA Systems Licenses or the CSI Systems Licenses, as the context requires.

              1.55 TCA Assets. All properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in TCA's Cable Business in which TCA has any right, title or interest or in which TCA acquires any right, title or interest on or before the Closing Time that are not TCA Excluded Assets, including the TCA Tangible Personal Property, TCA Owned Property, TCA Leased Property, TCA Other Real Property Interests, TCA Systems Franchises, TCA Systems Licenses and TCA Systems Contracts, but excluding any TCA Excluded Assets. Notwithstanding the foregoing, if the Additional System is acquired on or prior to the Closing Date or, if the Additional System is identified within 45 days after the Closing Date and the Additional System Closing Date occurs on or before the Outside Additional System Closing Date, then the Additional System shall be deemed to be a TCA System and included within the definition of TCA's Cable Business.

              1.56 TCA Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes and all files of correspondence, lists, records and reports concerning subscribers and prospective subscribers of the TCA Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of TCA with the FCC and statements of account filed by or on behalf of TCA with the U.S. Copyright Office.

              1.57 TCA Intangibles. All intangible assets, including subscriber lists, accounts receivable, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use in TCA's Cable Business.

              1.58 TCA Leased Property. The leaseholds of real property described as TCA Leased Property on SCHEDULE 1.58.

              1.59 TCA Other Real Property Interests. The easements and rights of access (other than those relating to multiple dwelling units) and other interests in real property described as TCA Other Real Property Interests on SCHEDULE 1.59.

              1.60 TCA Owned Property. The fee interests in the real property described as TCA Owned Property on SCHEDULE 1.60 and all improvements thereon.

              1.61 TCA Required Consents. Any and all consents, authorizations and approvals required under the TCA Systems Franchises, TCA Systems Licenses, the leases and other documents evidencing TCA Leased Property and TCA Other Real Property Interests and TCA Systems Contracts for (a) TCA to transfer the TCA Assets to CSI, (b) CSI to operate the TCA Systems and to own, lease, use and operate the TCA Assets and the TCA Systems at the places and in the manner in which the TCA Assets are used and the TCA Systems are operated as of the date of this Agreement and as of the Closing, and (c) CSI to assume and perform the TCA Systems Franchises, the TCA Systems Licenses, the leases and other documents evidencing TCA Leased Property and TCA Other Real Property Interests and the TCA Systems Contracts.

              1.62 TCA System Contracts. The pole line agreements, underground conduit agreements, crossing agreements, multiple dwelling or commercial service agreements and other Contracts (other than TCA Systems Franchises) described on SCHEDULE 1.62.

              1.63 TCA System Franchises. The franchises and other authorizations or permits described on Schedule 1.63.

              1.64 TCA Systems Licenses. The intangible cable television channel distribution rights, cable television relay service (CARS), business radio and other licenses, copyright notices and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority (other than those described on SCHEDULE 1.62) described on SCHEDULE 1.64.

              1.65 TCA Tangible Personal Property. All tangible personal property, including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, furniture, fixtures, supplies, inventory and other physical assets, the principal items of which are described on SCHEDULE 1.65.

              1.66 TCA's Cable Business. The cable television business and other income-generating business conducted by TCA through the TCA Systems.

              1.67 Tangible Personal Property. The TCA Tangible Personal Property or the CSI Tangible Personal Property, as the context requires.

              1.68 Taxes. All levies and assessments of any kind or nature imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes and levies or assessments related to unclaimed property, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

              1.69 third party. Any Person other than CSI and its Affiliates or TCA and its Affiliates.

              1.70 Transaction Documents. The instruments and documents described in SECTIONS 9.2 and 9.3 which are being executed and delivered by or on behalf of TCA or CSI in connection with this Agreement or the transactions contemplated hereby.

              1.71 Other Definitions. The following terms are defined in the Sections or Recitals indicated:

                 Term                                      Section or Recital
                 ----                                      ------------------
                 Action                                           11.4
                 Additional System                                7.18
                 Additional System Purchase Price                 3.4.1
                 Agreement                                   First Paragraph
                 Antitrust Division                               7.7
                 CSI                                         First Paragraph
                 CSI Assumed Obligations and Liabilities          4.1
                 CSI Counsel Opinion                             9.2.12
                 CSI Damages                                      11.6
                 CSI Excluded Assets                              4.2
                 CSI Noncompetition Covenant                      9.2.7
                 CSI Plans                                        6.14
                 CSI Systems                                   Recital B
                 CSI Title Policies                               9.2.4
                 CSI's Balance Sheet                              6.10
                 CSI's Financial Statements                       6.10
                 Cash Consideration                               3.1
                 Closing                                          9.1
                 Closing Date                                     9.1
                 Code                                          Recital C
                 Cost of Service Election                         5.8
                 Estoppel Certificates                           6.15(h)
                 Final Adjustment Certificate                     3.3
                 FTC                                              7.6
                 General Partner                                  1.25
                 Indemnified Party                                11.4
                 Indemnifying Party                               11.4
                 Initial Adjustment Certificate                   3.3
                 Memorandum of Lease                             7.1(i)
                 Nondisturbance and Attornment Agreements        7.1(i)
                 Outside Additional System Closing Date           3.4.2
                 Prime Rate                                       12.10
                 Retained Employees                               7.3.1
                 Surveys                                          7.5

                 Survival Period                                   11.1
                 Taking                                           12.16
                 TCA Assumed Obligations and Liabilities           4.3
                 TCA Balance Sheet                                 5.10
                 TCA Counsel Opinion                              9.3.12
                 TCA Damages                                       11.5
                 TCA Excluded Assets                               4.4
                 TCA Noncompetition Covenant                       9.3.6
                 TCA Plans                                         5.14
                 TCA Systems                                    Recital A
                 TCA Title Policies                                9.3.4
                 TCA's Financial Statements                        5.10
                 Title Commitments                                 7.5
                 Title Company                                     7.5
                 Title Defect                                      7.5
                 Transitional Billing Services                     7.12
                 WARN                                              6.15

                 1.72 Accounting Terms. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under generally acceptable accounting principles as in effect from time to time in the United States.


SECTION 2.       EXCHANGE

    Subject to the terms and conditions set forth in this Agreement, at the
Closing:

         2.1 CSI and TCA agree to exchange simultaneously the CSI Assets, except the CSI Excluded Assets, for the TCA Assets, except the TCA Excluded Assets, free and clear of all Liens (except Permitted Liens). CSI and TCA agree to use all reasonable efforts to structure the transaction in such a way that it will be a tax free exchange of like-kind assets under Section 1031 of the Code.

         2.2 Such exchange is to occur as follows: (a) the CSI Tangible Personal Property and the TCA Tangible Personal Property are being exchanged each for the other; (b) the CSI Owned Property, CSI Leased Property and CSI Other Property Interests and TCA Owned Property, TCA

Leased Property and TCA Other Real Property Interests are being exchanged each for the other; (c) the CSI Systems Contracts, CSI Systems Franchises, CSI Systems Licenses and other CSI Intangibles and the TCA Systems Contracts, TCA Systems Franchises, TCA System Licenses and other TCA Intangibles are being exchanged each for the other; (d) the CSI Assumed Liabilities and TCA Assumed Liabilities are being exchanged each for the other to the maximum extent permitted by Section 1031 of the Code and regulations promulgated thereunder.


SECTION 3.       CONSIDERATION

                 3.1 Valuation Differential. In order to equalize the value of the transaction for both parties, in addition to the exchange of the Assets of the CSI Systems for the TCA Systems as described in SECTION 2, at Closing at CSI's option either (a) TCA shall pay to CSI by wire transfer, in immediately available funds, $3,500,000, subject to adjustment as provided in Sections 3.2 and 3.3, or (b) TCA shall acquire the Additional System which shall be deemed to be a TCA System and exchanged pursuant to the provisions hereof.

                 3.2 Adjustments. On the Closing Date, the following amounts shall be calculated and paid by the applicable party, without duplication, by wire transfer in immediately available funds:

                          3.2.1   Each party shall make adjustments on a pro
rata basis as of the Closing Date for all prepaid expenses, other than inventory (but only to the extent the full benefit thereof will be realizable by the other party within 12 months after the Closing Date), accrued expenses (including real and personal property taxes), prepaid income and accounts receivable related to such party's Business, to reflect the principle that all expenses and income attributable to such party's Business for the period prior to the Closing Date are for the account of such party, and all expenses and income attributable to such party's Business for the period on and after the Closing Date are for the account of the other party. Such party will receive no credit for any (a) accounts receivable resulting from cable service sales any portion of which is 60 days or more past due as of the Closing Date, (b) all accounts receivable resulting from advertising sales any portion of which is 120 days or more past due as of the Closing Date, or (c) accounts receivable from customers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Date. Notwithstanding the foregoing, no adjustment will be made for any items of income or expense which relate to any Excluded Assets or the Additional System.

                          3.2.2   All advance payments to, or funds of third
parties on deposit with, a party as of the Closing Date, relating to such party's Business, including advance payments and deposits (including any accrued interest on such deposits) by subscribers served by such party's Business for converters, encoders, decoders, cable television service and related sales, shall be assumed by, and credited to the account of, the other party.

                          3.2.3   Each party shall pay to the other party the
economic value of all accrued vacation time permitted to be taken by the Employees of such party on and after the Closing Date pursuant to SECTION 7.3.6(A).

                 3.3      Additional System Adjustments.

                          3.3.1   If the Additional System is acquired by TCA
on or prior to the Closing Date and (a) the Additional System Purchase Price is greater than $3,300,000, (i) TCA shall pay to the seller of the Additional System, $3,300,000, and (ii) CSI shall pay to the seller of the Additional System the difference between (x) the Additional System Purchase Price and (y) $3,300,000, or (b) the Additional System Purchase Price is less than $3,300,000, (i) TCA shall pay to the seller of the Additional System, the Additional System Purchase Price, and (ii) TCA shall pay to CSI an amount equal to (x) $3,300,000 less (y) the Additional System Purchase Price. The "Additional System Purchase Price" means the purchase price paid by TCA to acquire the Additional System, after taking into account preliminary closing purchase price adjustments under the Additional System Agreement. Such payments shall be made by wire transfer of immediately available funds.

                          3.3.2   If the Additional System is not acquired by
TCA on or prior to the Closing Date, on the Closing Date TCA shall deposit by wire transfer of immediately available funds, $3,500,000 (the "Escrow Amount") into an escrow account with an escrow agent chosen by CSI (the "Escrow Agent") pursuant to an Escrow Agreement in the form of Exhibit 3.2.6 (the "Escrow").
If CSI does not identify and designate an Additional System within 45 days after the Closing Date, TCA shall direct the Escrow Agent to pay the Escrow
Amount to CSI.   If CSI does identify and designate an Additional System within
45 days after the Closing Date but the Additional System Closing Date does not occur within 180 days after the Closing Date (the "Outside Additional System Closing Date"), or the Additional System Agreement is terminated before the Outside Additional System Closing Date, then on the earlier of the date of termination of the Additional System Agreement and the Outside Additional Closing Date, TCA shall direct the Escrow Agent to pay the Escrow Amount to CSI. If an Additional System is identified and designated within 45 days after the Closing Date and the Additional System Closing Date occurs on or before the Outside

Additional Closing Date, then on the Additional System Closing Date, (a) if the Additional System Purchase Price is less than $3,300,000, TCA shall direct the Escrow Agent to pay (i) the amount of the Additional System Purchase Price to the seller of the Additional System, (ii) an amount equal to $3,300,000 less the Additional System Purchase Price to CSI, and (iii) the remainder of the Escrow Amount to TCA; and (b) if the Additional System Purchase Price is greater than $3,300,000, TCA shall direct the Escrow Agent to pay (i) $3,300,000 to the seller of the Additional System and (ii) the remainder of the Escrow Amount to TCA; provided, however, that CSI pays an amount equal to the Additional System Purchase Price less $3,300,000 to the seller of the
Additional System.   The Escrow Agreement shall provide that (a) all fees to be paid to the Escrow Agent shall be shared equally between CSI and TCA, and (b) if (i) $3,500,000 is distributed to CSI pursuant to the Escrow Agreement, CSI shall retain all interest earned on the Escrow Amount, or (ii) if the Additional System is transferred to CSI, then CSI shall receive interest on an amount equal to $3,300,000 and TCA shall receive interest on the remainder of the Escrow Amount.

                 3.4 Calculation of Adjustments. Each party will estimate in good faith with respect to their respective Systems, and set forth, together with a detailed statement of the calculation thereof, the adjustments and prorations prescribed by SECTIONS 3.2 and 3.3, in a certificate (the "Initial Adjustment Certificate") executed by an authorized representative of TCA or CSI, as appropriate, and delivered to the other party at least 10 Business Days prior to the Closing. Each Initial Adjustment Certificate will be accompanied by appropriate documentation, including an accounts receivable detail with relevant aging information as of the Closing Time, in summary form, supporting the determination of the adjustments and prorations prescribed by SECTIONS 3.2 and 3.3 proposed in such certificate. Following receipt of such Initial Adjustment Certificate, the recipient shall have five Business Days to review such schedule and supporting information and to notify the preparer of such Initial Adjustment Certificate of any disagreements with the preparer's estimates thereof. If the recipient provides a notice of disagreement with the preparer's estimates of such amounts within such five Business Day period, CSI and TCA shall negotiate in good faith to resolve any such dispute and to reach an agreement prior to the Closing Date on such estimated amounts as of the Closing Date. The estimate so agreed upon by CSI and TCA or (if the parties do not reach such an agreement on such estimated amounts set forth in the Initial Adjustments Certificate prior to the Closing Date or if the recipient fails to provide a notice of disagreement with the preparer's estimates of such amounts within the time provided) the estimates of such adjustments and prorations prescribed by SECTIONS 3.2 and 3.3 set forth in the Initial Adjustments Certificate shall be the basis for determining such party's adjustments. An estimate of the net amount payable by either party to the other (the "Adjustment Amount") will be made by TCA and CSI based on the preliminary determination of their respective adjustments set forth in their respective Initial

Adjustment Certificates. Within 90 days after the Closing, TCA and CSI will each deliver to the other a certificate (the "Final Adjustment Certificate") showing in full detail the final determination of their respective adjustments and prorations prescribed by SECTIONS 3.2 and 3.3 the Adjustment Amount, which certificate will be accompanied by appropriate documentation supporting the amounts proposed in such certificate, including an accounts receivable detail with relevant aging information as of the Closing Time, and which will be executed by an officer of TCA or CSI, as appropriate. Each party will provide to the other reasonable access to all records in its possession which were used in the preparation of its Initial and Final Adjustment Certificates.

                 TCA and CSI will each review the other's Final Adjustment Certificate and will give written notice to the other party of any objections it has to the calculations shown in such certificate within 30 days after its receipt thereof. CSI and TCA will endeavor in good faith to resolve any such objections within 30 days after the receipt by the parties of each other's objections. If any objections or disputes have not been resolved at the end of such 30-day period, the disputed portion of the Adjustment Amount will be determined within the following 30 days by a partner in a major accounting firm with substantial cable television audit experience which is not the auditor of either TCA or CSI (or any Affiliate of either of them) and the determination of such auditor will be final and will be binding upon all parties. If TCA and CSI cannot agree with respect to the selection of an auditor, TCA and CSI will each select an auditor and those two auditors will select a third auditor whose determination will be final and will be binding upon all parties. TCA and CSI will bear equally the expenses arising in connection with such determination of all disputed amounts, whether by agreement of the parties or by an auditor's determination, and payment of the final Adjustment Amount (after taking into account any estimated Adjustment Amount paid at the Closing) will be made by the party responsible therefor to the other party within 15 Business Days after the final determination is made.


SECTION 4.       ASSUMED LIABILITIES AND EXCLUDED ASSETS

                 4.1 CSI Assumed Obligations and Liabilities. At the Closing, CSI will assume and after the Closing, CSI will pay, discharge and perform the following (the "CSI Assumed Obligations and Liabilities"): (a) those obligations and liabilities accruing and relating to periods after the Closing Time under or with respect to the TCA Assets assigned and transferred to CSI at the Closing; (b) those obligations and liabilities to customers of the TCA Business for (i) customer deposits held by TCA as of the Closing Date and which are refundable, in the amount for which CSI received credit under
SECTION 3.2, and (ii) customer, advertising and other advance payments held by TCA as of the Closing Date, in the amount for which CSI received credit under SECTION 3.2; and (c) all other obligations and liabilities accruing and relating to periods after the Closing Time and arising out of CSI's ownership of the TCA Assets or operation of the TCA Systems after the Closing. Notwithstanding the foregoing, CSI will not assume any obligations or liabilities which relate to any TCA Excluded Asset. All obligations and liabilities, contingent, fixed or otherwise, arising out of or relating to the TCA Assets or the TCA Systems other than the CSI Assumed Obligations and Liabilities will remain and be the obligations and liabilities solely of TCA, including any obligation, liability or claims relating to or arising pursuant to (x) rate refunds with respect to periods prior to Closing, (y) litigation commenced prior to, or related to an event occurring prior to, the Closing Date, or (z) credit, loan or other agreements pursuant to which TCA has created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any TCA Assets.

                 4.2 CSI Excluded Assets. "CSI Excluded Assets" means all: (a) programming and retransmission consent Contracts (other than those listed on SCHEDULE 1.15; (b) CSI Plans; (c) insurance policies and rights and claims thereunder (except as otherwise provided in SECTION 12.16); (d) bonds, letters of credit, surety instruments and other similar items; (e) cash and cash equivalents; (f) CSI's trademarks, trade names, service marks, service names, logos and similar proprietary rights; (g) subscriber billing Contracts and related leased equipment; (h) all equipment, contracts or agreements for or relating to the provision of direct satellite television programming to subscribers by a CSI System or any of its Affiliates; and (i) rights, assets and properties described on SCHEDULE 4.2.

                 4.3 TCA Assumed Obligations and Liabilities. At the Closing, TCA will assume and after the Closing, TCA will pay, discharge and perform the following (the "TCA Assumed Obligations and Liabilities"): (a) those obligations and liabilities accruing and relating to periods after the Closing Time under or with respect to the CSI Assets assigned and transferred to TCA at the Closing; (b) those obligations and liabilities to customers of the CSI Business for (i) customer deposits held by CSI as of the Closing Date and which are refundable, in the amount for which TCA received credit under
SECTION 3.2, and (ii) customer, advertising and other advance payments held by CSI as of the Closing Date, in the amount for which TCA received credit under
SECTION 3.2; and (c) all other obligations and liabilities accruing and relating to periods after the Closing Time and arising out of TCA's ownership of the CSI Assets or operation of the CSI Systems after the Closing. Notwithstanding the foregoing, TCA will not assume any obligations or liabilities which relate to any CSI Excluded Asset. All obligations and liabilities, contingent, fixed or otherwise, arising out of or relating to the CSI Assets or the CSI Systems other than the TCA Assumed Obligations and

Liabilities will remain and be the obligations and liabilities solely of CSI, including any obligation, liability or claims relating to or arising pursuant to (x) rate refunds with respect to periods prior to Closing, (y) litigation commenced prior to, or related to an event occurring prior to, the Closing Date, or (z) credit, loan or other agreements pursuant to which CSI has created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any CSI Assets.

                 4.4 TCA Excluded Assets. "TCA Excluded Assets" means all: (a) programming and retransmission consent Contracts (other than those listed on SCHEDULE 1.44; (b) TCA Plans; (c) insurance policies and rights and claims thereunder (except as otherwise provided in SECTION 12.16); (d) bonds, letters of credit, surety instruments and other similar items; (e) cash and cash equivalents and notes receivable; (f) TCA's trademarks, trade names, service marks, service names, logos and similar proprietary rights; (g) subscriber billing Contracts and equipment; (h) all equipment, contracts or agreements for or relating to the provision of direct satellite television programming to subscribers by a TCA System or any of its Affiliates; and (i) rights, assets and properties described on SCHEDULE 4.4.


SECTION 5.       TCA'S REPRESENTATIONS AND WARRANTIES

                 TCA represents and warrants to CSI as of the date of this Agreement and as of the Closing, as follows (except that such representations and warranties shall not apply to the Additional System):

                 5.1      Organization and Qualification of TCA.

                          5.1.1    TCA is a partnership duly organized and
validly existing under the laws of the State of Delaware and has all requisite power and authority to own, lease and use the TCA Assets owned, leased or used by it and to conduct TCA's Cable Business as it is currently conducted. TCA is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the TCA Assets owned, leased or used by it or the nature of its activities in connection with the TCA Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of TCA's Cable Business, the TCA Assets or TCA Systems or on the ability of TCA to perform its obligations under this Agreement.

                          5.1.2   TAL Financial, Inc. is a corporation duly
organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and use all of its assets and to conduct its business as currently conducted. TAL Financial, Inc. is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its activities or its ownership, lease or use of its assets makes such qualification necessary.

                          5.1.3   DR Partners is a partnership duly organized
and validly existing under the laws of the State of Delaware and has all requisite power and authority to own, lease and use its assets and to conduct its business as currently conducted. DR Partners is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its activities or its ownership, lease or use of its assets makes such qualification necessary.

                 5.2 Authority and Validity. TCA has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which TCA is a party. The execution and delivery by TCA, the performance of TCA under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which TCA is a party have been duly and validly authorized by all action by or on behalf of TCA. This Agreement has been, and when executed and delivered by TCA the Transaction Documents will be, duly and validly executed and delivered by TCA and the valid and binding obligations of TCA, enforceable against TCA in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

                 5.3 No Conflict; Required Consents. Except for the TCA Required Consents, all of which are listed on SCHEDULE 5.3, and the CSI Required Consents and the HSR notification, the execution and delivery by TCA, the performance of TCA under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which TCA is a party do not and will not: (a) conflict with or violate any provision of its charter or bylaws; (b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of TCA under, (iv) result in the creation or imposition of any Lien under any Systems Contract or any Systems Contract or other instrument evidencing any of the TCA Assets or by which TCA or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any TCA System, TCA's Cable Business or TCA or on the ability of TCA to perform its obligations under this Agreement or the Transaction Documents to which TCA is a party.

                 5.4      Assets.

                          5.4.1   TCA has exclusive, good and marketable title
to (or, in the case of Assets that are leased, valid leasehold interests in) the TCA Assets (other than TCA Owned Property, TCA Leased Property and TCA Other Real Property Interests, as to which representations and warranties in
SECTION 5.6 apply). The TCA Assets are free and clear of all Liens, except (a) Permitted Liens (b) Liens described on SCHEDULE 5.4, all of which will be terminated, released or, in the case of rights of first refusal listed on
SCHEDULE 5.4, waived, as appropriate, at or prior to the Closing. Except as described on SCHEDULE 1.65, the TCA Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

                          5.4.2   Except for items included in the TCA Excluded
Assets, the TCA Assets constitute all the assets necessary to permit CSI to conduct TCA's Cable Business and to operate the TCA Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance with all applicable Legal Requirements and Contracts and to perform all of the CSI Assumed Obligations and Liabilities.

                          5.4.3   To the Knowledge of TCA, no third party has
been granted or applied for a cable television franchise or is providing or intending to provide cable television services in any of the communities or unincorporated areas currently served by the TCA's Cable Business.

                 5.5 TCA Systems Franchises, TCA Systems Licenses, TCA Systems Contracts and TCA Other Real Property Interests.

                          5.5.1   Except as described on SCHEDULES 1.58, 1.59,
1.62, 1.63 AND 1.64 , or 4.4, TCA is not bound or affected by any of the following that relate primarily or in whole to TCA's Cable Business: (a) leases of real or personal property; (b) franchises for the construction or operation of cable television systems or Contracts of substantially equivalent effect; (c) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (d) material easements or rights of access;
(e) material pole line and joint line agreements, underground conduit agreements, crossing agreements or bulk or commercial service agreements; or
(f) Contracts relating to the operation of TCA's Business other than those described in any other clause of this SECTION 5.5.1 which contemplate payments by or to TCA in any 12-month period exceeding $10,000 individually or $100,000 in the aggregate.

                          5.5.2   Complete and correct copies of the TCA System
Franchises and TCA System Licenses have been delivered by TCA to CSI. The TCA System Franchises and TCA System Licenses are currently in full force and effect, are not in default and are valid under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or investigation, pending or to TCA's Knowledge threatened, to terminate, suspend or modify any TCA System Franchises and TCA System Licenses and TCA is in compliance with the terms and conditions of all the TCA System Franchises and TCA System Licenses and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the TCA System Franchises and TCA System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

                          5.5.3   Complete and correct copies of all TCA System
Contracts (including Contracts relating to Leased Property and Other Real Property Interests) have been provided to CSI. Such documents constitute the entire agreement with the other party. Each such TCA System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of TCA and TCA is not and to TCA's Knowledge, each other party thereto is not in breach or default of any terms or conditions thereunder.

                 5.6 Real Property. All the Assets consisting of TCA Owned Property, TCA Leased Property and TCA Other Real Property Interests are described on SCHEDULES 1.58, 1.59 AND 1.60. Except as otherwise disclosed on SCHEDULES 1.58, 1.59 AND 1.60, TCA holds good, marketable and indefeasible fee simple title to the TCA Owned Property and the valid and enforceable right to use and possess such TCA Owned Property, subject only to the Permitted Liens. TCA has valid and enforceable leasehold interests in all TCA Leased Property and, with respect to TCA Other Real Property Interests the valid and enforceable right to use all TCA Other Real Property Interests subject only to Permitted Liens. Except for routine repairs, all of the material improvements, leasehold improvements and the premises of the TCA Owned Property and the premises demised under the leases and other documents evidencing the TCA Leased Property are in good condition
and repair and are suitable for the purposes used.   Each parcel of TCA Owned
Property and each parcel of TCA Leased Property and any improvements thereon and their current use (a) has access to and over public streets or private streets for which TCA has a valid right of ingress and egress, (b) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (c) conforms in its use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel.

                 5.7      Environmental.

                          5.7.1   The TCA Owned Property and TCA Leased
Property comply with all Environmental Laws. TCA has not generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any TCA Owned Property or TCA Leased Property, transported any Hazardous Substances to or from any TCA Owned Property or TCA Leased Property or discharged any Hazardous Substances from any TCA Owned Property or TCA Leased Property into any body of water, directly or indirectly or undertaken or caused to be undertaken any other activities relating to the TCA Owned Property or TCA Leased Property, which would support a claim or cause of action under any Environmental Law and, to TCA's Knowledge, no other present or previous owner, tenant, occupant or user of any TCA Owned Property or TCA Leased Property or any other Person has committed or suffered any of the foregoing. To TCA's Knowledge, no release of Hazardous Substances outside the TCA Owned Property or TCA Leased Property has entered or threatens to enter any TCA Owned Property or TCA Leased Property, nor is there any pending or threatened claim based on Environmental Laws which arises from any condition of the land surrounding any TCA Owned Property or TCA Leased Property. No claim or investigation based on Environmental Laws which relates to any TCA Owned Property or TCA Leased Property or any operations or conditions on it (a) has been asserted or conducted in the past or is currently pending against or with respect to TCA or, to TCA's Knowledge, any other Person or (b) to TCA's Knowledge, is threatened or contemplated.

                          5.7.2   To TCA's Knowledge, (a) no underground
storage tanks are currently or have been located on any TCA Owned Property or TCA Leased Property, (b) no TCA Owned Property or TCA Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (c) no building or other structure on any TCA Owned Property or TCA Leased Property contains asbestos or asbestos-containing material.

                          5.7.3   TCA has provided CSI with complete and
correct copies of (a) all studies, reports, surveys or other materials in TCA's possession or to which TCA has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting the TCA Owned Property or TCA Leased Property, (b) all notices or other materials in TCA's possession or to which TCA has access that was received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the TCA Owned Property or TCA Leased Property or activities at the TCA Owned Property or TCA Leased Property and (c) all materials in TCA's possession or to which TCA has access relating to any claim, allegation or action by any private third party under any Environmental Law.

                 5.8      Compliance with Legal Requirements.

                          5.8.1   The ownership, leasing and use of the TCA
Assets as they are currently owned, leased and used and the conduct of TCA's Cable Business and the operation of the TCA Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in SECTION 5.8.4, as to which the representations and warranties set forth in that subsection shall apply). TCA has received no notice of any violation by TCA or the TCA Business of any Legal Requirement applicable to the operation of TCA's Cable Business as currently conducted, or the TCA Systems as currently operated and to its Knowledge, there is no basis for the allegation of any such violation.

                          5.8.2   A valid request for renewal has been duly and
timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all TCA Systems Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

                          5.8.3   TCA has complied and the Cable Business is in
compliance, in all material respects, with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder and the applicable rules and regulations of the U.S. Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal and the Communications Act, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the TCA Assets, the TCA Systems and TCA's Cable Business.

                          5.8.4   Notwithstanding the foregoing, TCA has used
reasonable good faith efforts to comply in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the operation of the TCA's Business. TCA has complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act. TCA has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, TCA makes no representation or warranty that the rates charged to subscribers provided would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the date of the Closing. TCA has delivered to CSI complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 filed with respect to the TCA Systems, copies of all other FCC Forms filed by TCA and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to TCA Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the TCA Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by TCA with respect to any of the TCA Systems. TCA has received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and TCA has not agreed with any Governmental Authority to establish customer service standards that exceed the standards in the 1992 Cable Act. TCA has not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of the TCA Systems (a "Cost of Service Election"). TCA has not entered into or is not subject to any so-called social contract or proposed resolution with the FCC with respect to rates charged for cable television services in the TCA Systems and is not currently negotiating or anticipating entering into or being subject to the same.

                 5.9 Patents, Trademarks and Copyrights. TCA has timely and accurately made all requisite filings and payments with the Register of Copyrights. TCA has delivered to CSI complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to the TCA Business. TCA does not possess any patent, patent right, trademark or copyright related to or material to the operation of the TCA Systems and TCA is not a party to any license or royalty agreement with respect to any such patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The TCA Systems and TCA's Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

                 5.10     Financial Statements; Undisclosed Liabilities.  TCA
has delivered to CSI   complete and correct copies of (i) the unaudited balance
sheets of TCA and related statements of income, for and as of the year ended December 31, 1995 and (ii) the unaudited balance sheets and the related unaudited statements of income for each quarter ending on and after March 31, 1996 (all of such financial statements and notes being hereinafter referred to as "TCA's Financial Statements"). TCA's Financial Statements are in accordance with the books and records of TCA, and, except as may be described therein, present fairly the financial condition of TCA at the dates and for the periods indicated. The Balance Sheet as of December 31, 1995 of TCA is herein called "TCA Balance Sheet." At the date of the TCA Balance Sheet, TCA had no material liabilities required by generally accepted accounting principles to be reflected or reserved against therein that were not fully reflected or reserved against on the TCA Balance Sheet, other than liabilities set forth on SCHEDULE 5.10.

                 5.11 Absence of Certain Changes or Events. Except as set forth on SCHEDULE 5.10, since the date of TCA Balance Sheet: (a) TCA has not incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, to the TCA's Knowledge, individually or in the aggregate, have a material adverse effect on the financial condition TCA or results of operations of TCA or TCA's Cable Business; (b) there has been no material adverse change in the business, condition, financial or otherwise, or liabilities of TCA's Cable Business and, to TCA's Knowledge, no fact or condition exists or is contemplated or threatened which would result in such a change in the future; and (c) TCA's Cable Business has been conducted only in the ordinary course of business. For the purpose of this Agreement, the impact on TCA of events which affect the cable industry as a whole in the State of California or the United States, shall not be considered in determining whether there has been a material adverse change in the business, financial or other condition or liabilities of TCA's Cable Business.

                 5.12     Litigation.  Except as set forth in SCHEDULE 5.12:
(i) there is no Litigation pending or, to TCA's Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal against TCA which, if adversely determined, would materially adversely affect the financial condition or operations of TCA's Cable Business, TCA Systems, the TCA Assets or the ability of TCA to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the TCA Systems Franchises, TCA Systems Licenses, TCA Systems Contracts or leases or other documents evidencing the TCA Leased Property or the TCA Other Real Property Interests; and (ii) there is not in existence any Judgment requiring TCA to take any action of any kind with respect to the TCA Assets or the operation of the TCA Systems, or to which TCA (with respect to the TCA Systems), the TCA Systems or the TCA Assets are subject or by which they are bound or affected.

                 5.13 Tax Returns; Other Reports. TCA has duly and timely filed in correct form all federal, state, local and foreign Tax returns and other Tax reports required to be filed by TCA, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure of which to be filed or paid could affect or result in the imposition of a Lien upon the TCA Assets, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. TCA has received no notice of, nor does TCA have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the TCA Assets.

                 5.14     Employment Matters.

                          5.14.1  SCHEDULE 5.14 contains a complete and correct
list of the names and positions of all Employees engaged in TCA's Business.
TCA or the General Partner, as applicable, has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101, et seq. ("WARN"), ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

                          5.14.2  Each employee benefit plan (as defined in
Section 3(3) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA) with respect to which TCA, the General Partner or any of their ERISA Affiliates has any liability or in which any Employees or agents, or any former employees or agents, of TCA, the General Partner or any of their ERISA Affiliates participate is set forth in SCHEDULE 5.14 (the "TCA Plans").
Neither TCA, the General

Partner, any of their ERISA Affiliates nor any TCA Plan is in material violation of any provision of ERISA. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any TCA Plan and no "prohibited transaction" (as defined in Section 406 of ERISA) has occurred with respect to any TCA Plan which would result in material liability to TCA, the General Partner or any of their ERISA Affiliates. No material "accumulated funding deficiency" or "withdrawal liability" (as defined in Section 302 of ERISA) exists with respect to any TCA Plan. After the Closing, neither TCA nor the General Partner will be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Plan currently maintained by CSI or any of its ERISA Affiliates.

                          5.14.3  Except as set forth on SCHEDULE 5.14, there
are no collective bargaining agreements applicable to any Person employed by TCA or the General Partner that render services in connection with the TCA Systems and neither TCA nor the General Partner has any duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against TCA or the General Partner, any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by TCA or the General Partner that render services in connection with the TCA Systems.
Except as described on SCHEDULE 5.14, neither TCA nor the General Partner has employment agreements, either written or oral, with any Employee of the TCA Systems and none of the employment agreements listed on SCHEDULE 5.14 requires CSI to employ any Person after the Closing.

                 5.15 TCA Systems Information. SCHEDULE 5.15 sets forth a materially true and accurate description of the following information relating to TCA's Cable Business as of the date of this Agreement:

                          (a)     the cities, towns, townships, villages,
boroughs and counties served by the TCA Systems;

                          (b)     the number of miles of plant included in the
TCA Assets and the channel capacity of such plant.

                          (c)     the number of subscribers served by the TCA
Systems for each TCA System Franchise;

                          (d)     the number of single family homes and
residential dwelling units passed by the TCA Systems;

                          (e)     a description of basic and optional or tier
services available from the TCA Systems, the rates charged by TCA for each and the number of EBSs receiving each optional or tier service; and

                          (f)       the stations and signals carried by the TCA
Systems and the channel position of each such signal and station.

                 5.16 Subscriber Numbers. As of the Closing Date, the TCA Systems will have no fewer than 26,000 EBSs.

                 5.17 Finders and Brokers. Except for Daniels & Associates, TCA has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which CSI could be liable.


SECTION 6.       CSI'S REPRESENTATIONS AND WARRANTIES

                 CSI represents and warrants to TCA as of the date of this Agreement and as of the Closing, as follows:

                 6.1 Organization and Qualification of CSI. CSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to own, lease and use the CSI Assets owned, leased or used by it and to conduct CSI's Cable Business as it is currently conducted. CSI is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the CSI Assets owned, leased or used by it or the nature of its activities in connection with the CSI Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of CSI's Cable Business, the CSI Assets or CSI Systems or on the ability of CSI to perform its obligations under this Agreement.

                 6.2 Authority and Validity. CSI has all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which CSI is a party. The execution and delivery by CSI, the performance of CSI under, and the consummation CSI of the transactions contemplated by, this Agreement and the Transaction Documents to which CSI is a party have been duly and validly authorized by all action by or on behalf of CSI. This Agreement has been, and when executed and delivered by CSI the Transaction Documents will be, duly and validly executed and delivered by CSI and the valid and binding obligations of CSI, enforceable against CSI in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

                 6.3 No Conflict; Required Consents. Except for the CSI Required Consents, all of which are listed on SCHEDULE 6.3, and the TCA Required Consents and the HSR notification, the execution and delivery by CSI, the performance of CSI under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which CSI is a party do not and will not: (a) conflict with or violate any provision of its charter or bylaws; (b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of CSI under, or (iv) result in the creation or imposition of any Lien under any Systems Contract or any Systems Contract or other instrument evidencing any of the CSI Assets or by which CSI or any of its assets is bound or affected, except for purposes of this clause
(d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any CSI System, CSI's Cable Business or CSI or on the ability of CSI to perform its obligations under this Agreement or the Transaction Documents to which CSI is a party.

                 6.4      Assets.

                          6.4.1     CSI has exclusive, good and marketable
title to (or, in the case of Assets that are leased, valid leasehold interests in) the CSI Assets (other than CSI Owned Property, CSI Leased Property and CSI Other Real Property Interests, as to which representations and warranties in
SECTION 6.6 apply). The CSI Assets are free and clear of all Liens, except (a) Permitted Liens (b) Liens described on SCHEDULE 6.4, all of which will be terminated, released or, in the case of rights of first refusal listed on
SCHEDULE 6.4, waived, as appropriate, at or prior to the Closing.

Except as described on SCHEDULE 1.18, the CSI Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

                          6.4.2     Except for items included in the CSI
Excluded Assets, the CSI Assets constitute all the assets necessary to permit TCA to conduct CSI's Cable Business and to operate the CSI Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance with all applicable Legal Requirements and Contracts and to perform all of the TCA Assumed Obligations and Liabilities.

                          6.4.3     To the Knowledge of CSI, no third party has
been granted or applied for a cable television franchise or is providing or intending to provide cable television services in any of the communities or unincorporated areas currently served by the CSI's Cable Business.

                 6.5 CSI Systems Franchises, CSI Systems Licenses, CSI Systems Contracts and CSI Other Real Property Interests.

                          6.5.1     Except as described on SCHEDULES 1.11,
1.12, 1.15, 1.16 and 1.17 OR 4.2, CSI is not bound or affected by any of the following that relate primarily or in whole to CSI's Cable Business: (a) leases of real or personal property; (b) franchises for the construction or operation of cable television systems or Contracts of substantially equivalent effect;
(c) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (d) material easements or rights of access; (e) material pole line and joint line agreements, underground conduit agreements, crossing agreements or bulk or commercial service agreements; or (f) Contracts relating to the operation of CSI's Business other than those described in any other clause of this SECTION 6.5.1 which contemplate payments by or to CSI in any 12-month period exceeding $10,000 individually or $100,000 in the aggregate.

                          6.5.2     Complete and correct copies of the CSI
System Franchises and CSI System Licenses have been delivered by CSI to TCA. The CSI System Franchises and CSI System Licenses are currently in full force and effect, are not in default and are valid under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or investigation, pending or to CSI's Knowledge threatened, to terminate, suspend or modify any CSI System Franchises and CSI System Licenses and CSI is in compliance with the terms and conditions of all the CSI System Franchises and CSI System Licenses and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the

CSI System Franchises and CSI System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

                          6.5.3     Complete and correct copies of all CSI
System Contracts (including Contracts relating to Leased Property and Other Real Property Interests) have been provided to TCA. Such documents constitute the entire agreement with the other party. Each such CSI System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of CSI and CSI is not and to CSI's Knowledge, each other party thereto is not in breach or default of any terms or conditions thereunder.

                 6.6 Real Property. All the Assets consisting of CSI Owned Property, CSI Leased Property and CSI Other Real Property Interests are described on SCHEDULES 1.11, 1.12 and 1.13. Except as otherwise disclosed on SCHEDULES 1.11, 1.12 AND 1.13, CSI holds good, marketable and indefeasible fee simple title to the CSI Owned Property and the valid and enforceable right to use and possess such CSI Owned Property, subject only to the Permitted Liens. CSI has valid and enforceable leasehold interests in all CSI Leased Property and, with respect to CSI Other Real Property Interests the valid and enforceable right to use all CSI Other Real Property Interests subject only to Permitted Liens. Except for routine repairs, all of the material improvements, leasehold improvements and the premises of the CSI Owned Property and the premises demised under the leases and other documents evidencing the CSI Leased Property are in good condition and repair and are suitable for the purposes used. Each parcel of CSI Owned Property and each parcel of CSI Leased Property and any improvements thereon and their current use (a) has access to and over public streets or private streets for which CSI has a valid right of ingress and egress, (b) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (c) conforms in its use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel.

                 6.7      Environmental.

                          6.7.1     The CSI Owned Property and CSI Leased
Property comply with all Environmental Laws. CSI has not generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any CSI Owned Property or CSI Leased Property, transported any Hazardous Substances to or from any CSI Owned Property or CSI Leased Property or discharged any Hazardous Substances from any CSI Owned Property or CSI Leased Property into any body of water, directly or indirectly or undertaken or caused to be undertaken any other activities relating to the CSI Owned Property or CSI Leased Property, which would support a claim or cause of action under any Environmental Law and, to CSI's Knowledge, no other present or previous owner, tenant, occupant or user of any CSI Owned Property or CSI Leased Property or any other Person has committed or suffered any of the foregoing. To CSI's Knowledge, no release of Hazardous Substances outside the CSI Owned Property or CSI Leased Property has entered or threatens to enter any CSI Owned Property or CSI Leased Property, nor is there any pending or threatened claim based on Environmental Laws which arises from any condition of the land surrounding any CSI Owned Property or CSI Leased Property. No claim or investigation based on Environmental Laws which relates to any CSI Owned Property or CSI Leased Property or any operations or conditions on it (a) has been asserted or conducted in the past or is currently pending against or with respect to CSI or, to CSI's Knowledge, any other Person, or (b) to CSI's Knowledge, is threatened or contemplated.

                          6.7.2     To CSI's Knowledge, (a) no underground
storage tanks are currently or have been located on any CSI Owned Property or CSI Leased Property, (b) no CSI Owned Property or CSI Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (c) no building or other structure on any CSI Owned Property or CSI Leased Property contains asbestos or asbestos-containing material.

                          6.7.3     CSI has provided TCA with complete and
correct copies of (a) all studies, reports, surveys or other materials in CSI's possession or to which CSI has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting the CSI Owned Property or CSI Leased Property, (b) all notices or other materials in CSI's possession or to which CSI has access that was received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the CSI Owned Property or CSI Leased Property or activities at the CSI Owned Property or CSI Leased Property and (c) all materials in CSI's possession or to which CSI has access relating to any claim, allegation or action by any private third party under any Environmental Law.

                 6.8      Compliance with Legal Requirements.

                          6.8.1     The ownership, leasing and use of the CSI
Assets as they are currently owned, leased and used and the conduct of CSI's Cable Business and the operation of the CSI Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in

SECTION 6.8.4, as to which the representations and warranties set forth in that subsection shall apply). CSI has received no notice of any violation by CSI or the CSI Business of any Legal Requirement applicable to the operation of CSI's Cable Business as currently conducted, or the CSI Systems as currently operated and to its Knowledge, there is no basis for the allegation of any such violation.

                          6.8.2     A valid request for renewal has been duly
and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all CSI Systems Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

                          6.8.3     CSI has complied and the Cable Business is
in compliance, in all material respects, with the specifications set forth in
Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder and the applicable rules and regulations of the U.S. Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal and the Communications Act, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the CSI Assets, the CSI Systems and CSI's Cable Business.

                          6.8.4     Notwithstanding the foregoing, CSI has used
reasonable good faith efforts to comply in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the operation of the CSI's Business. CSI has complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act. CSI has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, CSI makes no representation or warranty that the rates charged to subscribers provided would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the date of the Closing. CSI has delivered to TCA complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 filed with respect to the CSI Systems, copies of all other FCC Forms filed by CSI and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to CSI Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the CSI Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by CSI with respect to any of the CSI Systems. CSI has received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and CSI has not agreed with any Governmental Authority to establish customer service standards that exceed the standards in the 1992 Cable Act. CSI has not made any Cost of Service Election with respect to any of the CSI Systems.

                 6.9      Patents, Trademarks and Copyrights.    CSI has timely
and accurately made all requisite filings and payments with the Register of Copyrights. CSI has delivered to TCA complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to the CSI Business. CSI does not possess any patent, patent right, trademark or copyright related to or material to the operation of the CSI Systems and CSI is not a party to any license or royalty agreement with respect to any such patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The CSI Systems and CSI's Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

                 6.10     Financial Statements; Undisclosed Liabilities.  CSI
has delivered to TCA   complete and correct copies of (i) the internally
generated unaudited balance sheets of CSI and related statements of income for and as of the year ended December 31, 1995 and (ii) the internally generated unaudited balance sheets and the related unaudited statements of income for each quarter ending on and after March 31, 1996 (all of such financial statements and notes being hereinafter referred to as "CSI's Financial Statements"). CSI's Financial Statements are in accordance with the books and records of CSI, and, except as may be described therein, present fairly the financial condition of CSI at the dates and for the periods indicated. The unaudited Balance Sheet as of December 31, 1995 of CSI is herein called "CSI Balance Sheet." At the date of the CSI Balance Sheet, CSI had no material liabilities required by generally accepted accounting principles to be reflected or reserved against therein that were not fully reflected or reserved against on the CSI Balance Sheet, other than liabilities set forth on SCHEDULE 6.10.

                 6.11 Absence of Certain Changes or Events. Except as set forth on SCHEDULE 6.10, since the date of CSI Balance Sheet: (a) the CSI has not incurred any obligation or liability

(contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, to the CSI's Knowledge, individually or in the aggregate, have a material adverse effect on the financial condition CSI or results of operations of CSI or CSI's Cable Business; (b) there has been no material adverse change in the business, condition, financial or otherwise, or liabilities of CSI's Cable Business and, to CSI's Knowledge, no fact or condition exists or is contemplated or threatened which would result in such a change in the future; and CSI's Cable Business has been conducted only in the ordinary course of business. For the purpose of this Agreement, the impact on the CSI of events which affect the cable industry as a whole in the States of Arkansas or Oklahoma or the United States, shall not be considered in determining whether there has been a material adverse change in the business, financial or other condition or liabilities of CSI's Cable Business.

                 6.12     Litigation.  Except as set forth in SCHEDULE 6.12:
(i) there is no Litigation pending or, to CSI's Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal against CSI which, if adversely determined, would materially adversely affect the financial condition or operations of CSI's Cable Business, CSI Systems, the CSI Assets or the ability of CSI to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the CSI Systems Franchises, CSI Systems Licenses, CSI Systems Contracts or leases or other documents evidencing the CSI Leased Property or the CSI Other Real Property Interests; and (ii) there is not in existence any Judgment requiring CSI to take any action of any kind with respect to the CSI Assets or the operation of the CSI Systems, or to which CSI (with respect to the CSI Systems), the CSI Systems or the CSI Assets are subject or by which they are bound or affected.

                 6.13 Tax Returns; Other Reports. CSI has duly and timely filed in correct form all federal, state, local and foreign Tax returns and other Tax reports required to be filed by CSI, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure of which to be filed or paid could affect or result in the imposition of a Lien upon the CSI Assets, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. CSI has received no notice of, nor does CSI have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the CSI Assets.

                 6.14     Employment Matters.

                          6.14.1    SCHEDULE 6.14 contains a complete and
correct list of the names and positions of all Employees engaged in CSI's Business. CSI has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section
 2101, et seq. ("WARN"), ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

                          6.14.2    Each employee benefit plan (as defined in
Section 3(3) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA) with respect to which CSI or any of its ERISA Affiliates has any liability or in which any Employees or agents, or any former Employees or agents, of CSI or any of its ERISA Affiliates participate is set forth in
SCHEDULE 6.14 (the "CSI Plans"). Neither CSI, any of its ERISA Affiliates nor any CSI Plan is in material violation of any provision of ERISA. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any CSI Plan and no "prohibited transaction" (as defined in Section 406 of ERISA) has occurred with respect to any CSI Plan which would result in material liability to CSI or any of its ERISA Affiliates. No material "accumulated funding deficiency" or "withdrawal liability" (as defined in Section 302 of ERISA) exists with respect to any CSI Plan. After the Closing, CSI will not be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Plan currently maintained by TCA, the General Partner or any of their ERISA Affiliates.

                          6.14.3    Except as set forth on SCHEDULE 6.14, there
are no collective bargaining agreements applicable to any Person employed by CSI that render services in connection with the CSI Systems and CSI has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against CSI, any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by CSI that render services in connection with the CSI Systems or any effort by any labor organization to obtain representative status. Except as described on SCHEDULE 6.14, CSI has no employment agreements, either written or oral, with any Employee of the CSI Systems and none of the employment agreements listed on
SCHEDULE 6.14 requires TCA to employ any Person after the Closing.

                 6.15 CSI Systems Information. SCHEDULE 6.15 sets forth a materially true and accurate description of the following information relating to CSI's Cable Business as of the date of this Agreement:

                          (a)  the number of single family homes and
residential dwelling units passed by the CSI Systems;

                          (b) the number of miles of plant included in the CSI
Assets and the channel capacity of such plant;

                          (c)  the number of subscribers served by the CSI
Systems;

                          (d)  the cities, towns, townships, villages,
boroughs and counties served by the CSI Systems;

                          (e)  a description of basic and optional or tier
services available from the CSI Systems, the rates charged by CSI for each and the number of EBSs receiving each optional or tier service; and

                          (f)  the stations and signals carried by the CSI
Systems and the channel position of each such signal and station.

                 6.16 Subscriber Numbers. As of the Closing Date, the CSI Systems will have no fewer than 30,500 EBSs.

                 6.17 Finders and Brokers. Except for Daniels & Associates, CSI has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which TCA could be liable.

SECTION 7.       ADDITIONAL COVENANTS

                 7.1 Access to Premises and Records. Between the date of this Agreement and the Closing Date each party will give to the other and its counsel, accountants and other representatives full access during normal business hours to all the premises and books and records of its Cable Business and to all its Assets and those Systems' personnel; and will furnish to the other and such representatives all such documents, financial information and other information regarding its Cable Business and its Assets as the other from time to time reasonably may request; provided that no investigation will affect or limit the scope of any of the representations, warranties, covenants and indemnities of the other in this Agreement or in any Transaction Document or limit liability for any breach of any of the foregoing.

                 7.2 Continuity and Maintenance of Operations; Certain Deliveries and Notices. Except as the other party may otherwise consent in writing, between the date of this Agreement and the Closing, each of CSI with respect to CSI's Cable Business, the CSI Systems and the CSI Assets and TCA with respect to TCA's Cable Business, the TCA Systems and the TCA Assets:

                          7.2.1     will conduct its Cable Business and operate
those Systems only in the usual, regular and ordinary course and consistent with past practices (including but not limited to making capital expenditures and fulfilling installation requests) and, to the extent consistent with such conduct and operation, use its commercially reasonable efforts to (i) preserve its current business intact in all material respects, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with those Systems, unless the other party requests otherwise, (ii) use commercially reasonable efforts to keep available the services of its Employees and agents providing services in connection with the Cable Business and (iii) continue making normal marketing, advertising and promotional expenditures with respect to its Cable Business;

                          7.2.2     will maintain those Assets in good repair,
order and condition, ordinary wear and tear excepted, will maintain equipment and inventory for those Systems at normal historical levels consistent with past practices, but, as of the Closing Date, there shall not be less than that amount of equipment and inventory necessary to operate those Systems for a period of thirty days after Closing assuming normal use and operations; will maintain in full force and effect, policies of insurance with respect to its Cable Business, in such amounts and with respect to such risks as customarily maintained by operators of cable television systems of the size and geographic location of those Systems and will maintain its books, records and accounts with respect to those Assets and the operation of those Systems in the usual, regular and ordinary manner on a basis consistent with past practices;

                          7.2.3     will not (i) modify, terminate, renew,
suspend or abrogate any System Contract other than retransmission consents or programming Contracts other than in the ordinary course of business, (ii) modify, terminate, renew, suspend or abrogate any retransmission consent or programming Contract, System Franchise, lease or document evidencing Leased Property or Other Real Property Interests or System License, (iii) take or omit to take any action that would result in any of its representations and warranties in this Agreement or in any Transaction Document not being true and correct in all material respects when made or at the Closing, (iv) engage in any marketing, subscriber installation or collection practices that are inconsistent with its past practices; (v) except in the ordinary and normal course of business, change the rate charged for any level of Basic Services, Expanded Basic Services, or any Pay TV or add, delete, retier or repackage any programming services except to the extent required under the 1992 Cable Act or any other Legal Requirement; provided however if rates are changed in order to so comply, the party changing the rates will provide the other with copies of any FCC forms (even if not filed with any Governmental Authority) that such party used to determine that the new rates were allowable, (vi) make any Cost of Service Election, (vii) enter into any agreement with or commitment to any competitive access providers with respect to the System, (viii) sell, transfer or assign any portion of the Assets other than sales in the ordinary course of business or permit the creation of a Lien on any Asset or (ix) take any actions that would cause the transactions contemplated hereby to fail to qualify as a like-kind exchange under Section 1031 of the Code;

                          7.2.4     will promptly deliver to the other true and
complete copies of all monthly and quarterly financial statements and operating reports and any reports with respect to the operation of the Cable Business prepared by or for such party at any time from the date of this Agreement until the Closing;

                          7.2.5     will give or cause to be given to the other
and its counsel, accountants and other representatives, as soon as reasonably possible but in any event prior to the date of submission to the appropriate Governmental Authority, copies of all FCC Forms 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 or any other FCC forms required to be filed with any Governmental Authority under the 1992 Cable Act and prepared with respect to any of its Systems, such forms to be reasonably satisfactory in form and substance to the other;

                          7.2.6     will duly and timely file a valid notice of
renewal under Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any System Franchise that will expire within 36 months after any date between the date of the Agreement and the Closing Date; and

                          7.2.7     will promptly notify the other of any fact,
circumstance, event or action by it or otherwise (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement or (ii) the existence, occurrence or taking of which would result in any of its representations and warranties in this Agreement or in any Transaction Document not being true, complete and correct in all material respects when made or at the Closing, and, with respect to clause (ii), use its commercially reasonable efforts to remedy the same.

                 7.3      Employees.

                          7.3.1     Each  party may, but shall have no
obligation to employ or offer employment to any Employee of the other party's Cable Business. Not less than 45 days' prior to the Closing, each party shall provide to the other a list of all active Employees of their respective
Systems excluding all Employees subject to a collective bargaining agreement or represented by a labor organization, if any, as of a recent date, showing then-current positions and rates of compensation and indicating which of such Employees such party desires to retain as its employees (the "Retained Employees). Within 10 days after receipt of this list, the party receiving such list will provide to the other in writing a list of Employees such party or its Affiliates desires to employ following the Closing, which list shall not
include any Retained Employees.   As of the Closing Date, each party shall
terminate the employment of all its Employees who were employed incidental to the conduct of such party's Cable Business other than Retained Employees.

                          7.3.2     Each party will pay or cause to be paid to
all Employees employed in their respective Cable Business all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, vacation (other than vacation which is allowed to be carried over pursuant to SECTION 7.3.6(A), sick pay and other compensation or benefits to which they are entitled for periods prior to the Closing, including, without limitation, all amounts, if any, payable on account of the termination of their employment. Each party agrees to cooperate in all reasonable respects with the other party to allow such party to evaluate and interview Employees of the Cable Business to make hiring decisions.

                          7.3.3     Each party will be responsible for
maintenance and distribution of benefits accrued under any employee benefit plan (as defined in ERISA) maintained by such party (or in the case of TCA, the General Partner) pursuant to the provisions of such plans. Neither party will assume any obligation or liability for any such accrued benefits nor any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any employee benefit plans maintained by the other party (or in the case of TCA, the General Partner).

                          7.3.4     All claims and obligations under, pursuant
to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of such party (or in the case of TCA, the General Partner) or arising under any Legal Requirement affecting Employees of such party incurred on or before the Closing Date or resulting from or arising from events or occurrences occurring or commencing on or before the Closing Date will remain the responsibility of such party, whether or not such Employees are hired by the other party after the Closing. Neither party will have and assume any obligation or liability under or in connection with any such plan.

                          7.3.5     Each party will remain solely responsible
for, and will indemnify and hold harmless the other from and against all Losses arising from or with respect to, all salaries and all severance, vacation, medical, sick, holiday, continuation coverage and other compensation or benefits to which its Employees may be entitled, whether or not such Employees may be hired by the other party, as a result of their employment by it prior to the Closing Time, the termination of their employment prior to the Closing Time, the obligation, if any, to notify and/or bargain with any labor organization, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement (including without limitation
WARN) or otherwise relating to their employment prior to the Closing Time.

                          7.3.6     Notwithstanding anything to the contrary
herein, any Employee of a party (other than a Retained Employee) which is offered employment by the other party and accepts such offer of employment prior to the Closing Date (a) shall be entitled to vacation accrued by them as Employees of such party; provided, however, that the amount of accrued vacation permitted to be carried over by such Employees shall be limited to the maximum amount of vacation permitted to be accrued by Employees of the other party in accordance with such other party's standard practices (or in the case of TCA, the General Partner's standard practices); (b) shall be entitled to participate in such party's employee benefit plans (or in the case of TCA, the General Partner's employee benefit plans) to the same extent as similarly situated employees of such party and their dependents; (c) shall receive credit for such Employee's past service with the other party as of the Closing Time (including past service with any prior owner or operator of such party) for purposes of eligibility and vesting under such party's employee benefit and other plans (or in the case of TCA, the General Partner's employee benefit plans and other plans) to the same extent as other similarly situated Employees of such party; and (d) shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under such party's employee benefit plans (or in the case of TCA, the General Partner's employee benefit plans), including any group health and disability plans, except to the extent such Employees were subject to such limitations under the other party's employee benefit plans (or in the case of TCA, the General Partner's employee benefit plans).

                          7.3.7     If any party discharges without cause
within 90 days after Closing any former Employees of the other party hired by such party at Closing, and such Employees would have been entitled to severance payments pursuant to the other party's severance benefits plan (or in the case of TCA, the General Partner's severance benefit plans) if such Employees had been discharged without cause by the other party in accordance with Section
7.3.1 and not hired by such party as of Closing, then such party shall pay severance benefits to such Employees in accordance with CSI's severance benefit plan to the extent such plan would have paid severance to any such Employees.

                          7.3.8     Nothing in this Section 7.3 or elsewhere in
this Agreement shall be deemed to make any employee of the parties a third party beneficiary of this Agreement.

                 7.4 Leased Vehicles; Other Capital Leases. Each party will pay the remaining balances on any leases for vehicles or capital leases included in its Tangible Personal Property and will deliver title to such vehicles and other Tangible Personal Property free and clear of all Liens (other than Permitted Liens) to the other party at the Closing.

                 7.5 Required Consents, Estoppel Certificates, Franchise Renewal; MDU Agreements. Each party will use its commercially reasonable efforts to obtain in writing as promptly as possible and at its expense, all the Required Consents and any other consent, authorization or approval required to be obtained by such party in connection with the transactions contemplated by this Agreement, reasonably satisfactory in form and substance to the other, and deliver to the other copies of such Required Consents and such other consents, authorizations or approvals promptly after they are obtained by such party; provided, however, that each party will afford the other party the opportunity to review, approve and revise the form of Required Consent prior to delivery to the party whose consent is sought. Each party will cooperate with the other party to obtain all Required Consents, but neither party will be required to accept or agree or accede to any modifications or amendments to, or the imposition of any condition to the transfer of, any of the System Franchises, System Licenses, System Contracts or leases or documents evidencing Leased Property or Other Real Property Interests of its Cable Business that are not acceptable to the other. Notwithstanding the foregoing, as soon as practicable after the date of this Agreement, but in any event no later than 20 days after the date of this Agreement, the parties will cooperate with each other to complete, execute and deliver, or cause to be completed, executed and delivered to the appropriate Governmental Authority, an FCC Form 394 with respect to each System Franchise as to which such Form 394 is required.

                          7.5.1     will use its commercially reasonable
efforts to obtain certificates in form reasonably acceptable to the other party, to be dated as of Closing, executed by the lessor of each certifying that the respective real property lease has not been modified except as shown and is in full force and effect and that the parties are not in default thereunder, and stating the amount of the rent payable thereunder (the "Estoppel Certificates");

                          7.5.2     will use its commercially reasonable
efforts to obtain with respect to each lease or other documents evidencing Leased Property (a) if such lease is subordinate to the rights of any holder of a Lien on the affected leased premises securing an obligation of the owner of the fee interest in such leased premises, a Nondisturbance and Attornment Agreement substantially to the effect of EXHIBIT 7.5.2 (mortgagor), executed by each holder of such a Lien; and if such lease is a sublease, a Nondisturbance and Attornment Agreement substantially to the effect of EXHIBIT 7.5.2 (landlord), executed by the landlord under the prime or master lease ("Nondisturbance and Attornment Agreement"); and (b) for each lease that has not been recorded in the public records, execution of a document suitable for recording in the public records and sufficient after recording to constitute a memorandum of lease ("Memorandum of Lease");

                          7.5.3     will use commercially reasonable efforts to
obtain and cooperate with the other party to obtain renewals or extensions of any System Franchise for which a valid notice of renewal pursuant to the formal renewal procedures established by Section 626 of the Cable Act has not been timely delivered to the appropriate Governmental Authority for a period expiring no earlier than three years after the Closing Date.

                          7.5.4     Each party will use commercially reasonable
efforts to obtain and deliver to the other prior to Closing, for each multiple unit dwelling project that is subject to common ownership which currently receives cable television from its Cable Business for which there is no written agreement, a fully executed MDU Agreement in substantially the form attached to this Agreement as EXHIBIT 7.5.4 and having a term running at least 5 years after the Closing Date.

                          7.5.5     Notwithstanding the foregoing, no party
will have further obligation to obtain Required Consents: (a) with respect to license agreements relating to pole attachments where the licensing party will not consent to an assignment of such license agreement but requires that the other party enter into a new agreement with such licensing authority, in which case the other party shall use its best efforts to enter into such agreement as soon as possible and such party will cooperate with and assist the other party in obtaining such agreements; provided however that the other party's commercially reasonable efforts shall not require the other party to take any action of the type that such party is not required to take pursuant to this Section; and (b) for any business radio license which such party reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to the other party under FCC rules with respect thereto.

                 7.6 Title Commitments and Surveys. TCA and CSI each will provide to the other within 30 days after the date of this Agreement, (a) commitments to issue title insurance policies ("Title Commitments") by a nationally recognized title insurance company (a "Title Company") and containing policy limits and other terms reasonably acceptable to the other, and, to the extent available, photocopies of all recorded items described as exceptions therein, committing to insure (i) good, marketable and indefeasible fee simple title in the other to each parcel of the Owned Property included in its Assets, subject only to Permitted Liens and (ii) a leasehold interest in the other in each parcel of Leased Property which is used for a headend or tower site and on easements which provide access to such Owned Property or such Leased Property, a Title Commitment, by ALTA (1990 Rev.) owner's or lessee's policies of title insurance, and (b) surveys of each such parcel of Owned Property or Leased Property, in such form as is necessary to obtain the title insurance to be issued pursuant to the Title Commitments with the standard printed exceptions relating to survey matters deleted (the "Surveys"), certified to the other and to the Title Company issuing a Title Commitment.
The cost of the Title Commitments and all Surveys and other documents required by the Title Company to issue such policies and Surveys for Owned Property shall be paid by the party that owns such Owned Property prior to Closing, and, with respect to Leased Property, shall be paid by the party that is party to the lease prior to Closing. If TCA or CSI notifies the other within 20 days of its receipt of both the Title Commitments and the Surveys of any Lien (other than a Permitted Lien or a Lien set forth in SCHEDULES 5.4 or 6.4, as applicable) or other matter affecting title to Owned Property or Leased Property of the other which renders title to any parcel of Owned Property unmerchantable or prevents access to or the use of any parcel of Owned Property or Leased

Property for the purposes for which it is currently used by the other (each a "Title Defect"), the other will exercise commercially reasonable efforts to remove or, with the consent of the objecting party, cause the Title Company to commit to insure over, each such Title Defect prior to the Closing.

                 7.7 HSR Notification. As soon as practicable after the execution of this Agreement, but in any event no later than 40 days after such execution, TCA and CSI will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act and each such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use their reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use their respective reasonable best efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Each of the parties will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Notwithstanding the foregoing, no party shall be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates, if a party determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates having significant assets, net worth or revenue. Notwithstanding anything to the contrary in this Agreement if either party determines in its reasonable business judgment that a request for additional data and information in connection with the HSR Act is unduly burdensome, either party may terminate this Agreement by notifying the other party.

                 7.8 Transfer Taxes. All sales, use or excise Taxes arising from or payable by reason of the transfer of any of the CSI Assets and the TCA Assets will be shared equally by CSI and TCA. All transfer and similar Taxes or assessments, including transfer fees and similar assessments for or under System Franchises, System Licenses and System Contracts, arising from or payable by reason of the conveyance of the CSI Assets and the TCA Assets will be paid by CSI with respect to the CSI Assets and TCA with respect to the TCA Assets.

                 7.9 Distant Broadcast Signals. Unless otherwise restricted or prohibited by any Governmental Authority or applicable Legal Requirement, if requested by the party to which a System will be transferred under this Agreement, the transferor of such System will delete prior to the Closing Date any distant broadcast signals which the transferee determines will result in unacceptable liability on the part of the transferee for copyright payments with respect to continued carriage of such signals after the Closing.

                 7.10 Noncompetition. At the Closing, CSI and TCA will execute and deliver to the other a Noncompetition Covenant, in the forms attached as Exhibits 7.10(a) and (b).

                 7.11 Programming. Each party will execute and deliver such documents and take such action as may be reasonably requested by the other party to enable such other party to comply with the requirements of its programming agreements with respect to divestitures and acquisitions of cable television systems; provided, however, that neither party will be required to provide specific programming or channels or to assume any liability with respect to or in connection with the other's programming agreements. Not later than 30 Business Days prior to Closing, TCA will transmit a letter in the form of EXHIBIT 7.11 to all programmers from which TCA purchases programming.

                 7.12 Updated Schedules. Not less than five Business Days prior to Closing, each party will deliver to the other revised copies of each of the Schedules which shall have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that for purposes of such party's representations and warranties and covenants in this Agreement, all references to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing, and provided further that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, the other party, at or before Closing, will have the right (to be exercised by written notice to such party) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement.

                 7.13 Use of Names and Logos. For a period of 60 days after the Closing, TCA and CSI will be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of the other to the extent incorporated in or on the Assets transferred to it at the Closing, provided that each will exercise reasonable efforts to remove all such names, marks, logos and similar proprietary rights of the other from the Assets as soon as reasonably practicable following the Closing.

                 7.14 Transitional Billing Services. TCA and CSI will each provide to the other, upon request, access to and the right to use its billing system computers, software and related fixed assets in connection with the System acquired by the other for a period of up to 90 days following the Closing to allow for conversion of existing billing arrangements ("Transitional Billing Services"). Each party will notify the other at least 10 days prior to the Closing as to whether it desires Transitional Billing Services from the other. All Transitional Billing Services, if any, that are requested by a party will be provided on terms and conditions reasonably satisfactory to each party; provided, however, that the amount to be paid by the party receiving Transitional Billing Services will not exceed the cost to the other party of providing such Transitional Billing Services. Each party will notify the other, at least 45 days prior to the Closing, of the cost to such party of providing such Transitional Billing Services.

                 7.15     Confidentiality and Publicity.

                          7.15.1    Each party will use reasonable efforts to
assure that any non-public information that such party may obtain from the other in connection with this Agreement with respect to the other's Cable Business and Systems will be confidential and, unless and until the Closing occurs, such party will not disclose, and will cause its Employees, consultants, advisors and agents not to disclose, any such information to any other Person (other than its directors, officers and Employees and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use, and will cause its Employees, consultants, advisors and agents not to use, such information to the detriment of the other; provided that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party) and (ii) to the extent that such party may, in the reasonable opinion of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it will have used all reasonable efforts, and will have afforded the other the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. The obligation by either party to hold information in confidence pursuant to this Section will be satisfied if such party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. In the event of termination of this Agreement, each party will use all reasonable efforts to cause to be delivered to the other, and retain no copies of, any documents, work papers and other materials obtained by such party or on its behalf from the other, whether so obtained before or after the execution hereof.

                          7.15.2    Neither party will issue any press releases
or make any other public announcement, any oral or written statements to TCA's and CSI's Employees concerning this Agreement and the transactions contemplated hereby, except as required by applicable Legal Requirements, without the prior written consent and approval of the other, which consent and approval may not be unreasonably withheld.

                 7.16 Bulk Transfers. TCA and CSI each waives compliance by the other with Legal Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

                 7.17 Allocation of Value to Exchanged Assets. CSI and TCA will, no later than sixty days after Closing, deliver to the other a written estimate of the value to be allocated by it to each of the above exchange groups pursuant to Internal Revenue Service regulations relating to Section 1031 like-kind exchanges. The parties will use reasonable good faith efforts to agree within 30 days after the Closing on the final values to be allocated to each such exchange group. If such an agreement is reached, CSI and TCA, for purposes of Sections 1031 and 1060 of the Code and the regulations thereunder, will report the transactions contemplated by this Agreement in accordance with such agreed upon values. If an agreement can not be reached on such values, each party will make its own good faith determination of the values to be allocated to each such exchange group and will report such values in accordance with Sections 1031 and 1060 of the Code and the regulations thereunder. Liabilities assumed or taken subject to by each party are being exchanged each for the other to the maximum extent permitted under Section 1031 of the Code and regulations thereunder. Each party promptly will give the other notice of any disallowance or challenge of asset values by the Internal Revenue Service or any state or local tax authority.

                 7.18 Additional System. TCA agrees to acquire and will cooperate with CSI in acquiring one or more cable television systems which are identified, designated and valued by CSI (the "Additional System"). If such Additional System is identified and designated by CSI on or within 45 days after the Closing Date and acquired on or before the Outside Additional System Closing, then such Additional System shall be included within the definition of the TCA Systems and transferred to CSI effective as of the Closing Date. If TCA acquires or will acquire the Additional System on or prior to the Additional System Outside Closing Date, TCA and CSI will cooperate with each other to make such amendments or changes to this Agreement or enter into such other agreements or execute such other documents necessary or desirable to consummate the transactions contemplated by this Section.





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
                 7.19 Lien Searches. Each party will obtain at its expense, the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist its tangible Assets, and in the state and county where such party's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company.

                 7.20 Environmental Reports. Within 90 days after the execution of this Agreement, each party will, at its expense, obtain and deliver to the other party for each parcel of (a) Owned Property or (b) any Leased Property which is used for a headend or tower site, a current Phase I Environmental Site Assessment ("Environmental Report") prepared by a nationally known environmental engineering firm reasonably satisfactory to the other party in accordance with ASTM Standard E 1527-93 and certified to the other party. Each Environmental Report shall include, in addition to the process described in E 1527-93, such soil and groundwater sampling and other testing as will enable the environmental engineers to determine if Hazardous Substances are detected and to provide an estimate of the cost to remove and dispose of the Hazardous Substances or otherwise remediate the property in accordance with all applicable Environmental Laws.

                 7.21 Rebuild of Ft. Smith System. CSI shall rebuild its System located in Fort Smith, Arkansas to the same condition it was in immediately prior to the tornado which struck such area during the Spring of 1996.

                 7.22 Further Assurances. At or after the Closing, each of TCA and CSI at the request of the other, will promptly execute and deliver, or cause to be executed and delivered, to the other all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other as the other may reasonably request in order to carry out or evidence the terms of this Agreement or to collect any accounts receivable or other claims included in the TCA Assets or the CSI Assets. Without limiting the generality of the foregoing, TCA and CSI will take, or cause to be taken, all actions consistent with the terms of this Agreement, including execution and delivery of any documents or instruments, as the other may reasonably request to effect the qualification of the transactions contemplated hereby as a like-kind exchange under Section 1031 of the Code.

                 7.23 Consents. Subsequent to the Closing, each of CSI with respect to its Systems and Assets and TCA with respect to its Systems and Assets will continue to use commercially reasonable efforts to obtain in writing as promptly as possible any consent, authorization or approval required to be obtained by it in connection with the transactions contemplated under this Agreement which was not obtained on or before the Closing and will deliver copies of the same, reasonably satisfactory in form and substance, to the other. The obligations set forth in this Section will survive the Closing and will not be merged in the consummation of the transactions contemplated hereby.

                 7.24 Post-Closing Cooperation upon Inquiries as to Rates. For a period of 12 months after Closing, each party will cooperate with and assist the other by providing, upon request, all information in that party's possession (and not previously made available to the requesting party) relating directly to the rates set forth in SCHEDULES 5.15 or 6.15, as applicable, or on any of FCC Forms 393, 1200, 1205, 1210, 1220, 1225, 1235 or 1240 or any other
FCC Form, that the requesting party may reasonably require to justify such rates in response to any inquiry, order or requirements of any Governmental Authority.


SECTION 8.       CONDITIONS PRECEDENT

                 8.1 Conditions to TCA's Obligations. The obligations of TCA to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or before the Closing, of the following conditions, which may be waived by TCA:

                          8.1.1     Accuracy of Representations and Warranties.
The representations and warranties of CSI in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects at and as of the Closing with the same effect as if made at and as of the Closing.

                          8.1.2     Performance of Agreements.  CSI has
performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before the Closing.

                          8.1.3     Deliveries.  CSI has delivered the items
and documents required to be delivered by it, pursuant to this Agreement, including those required under SECTION 9.2.

                          8.1.4     Legal Proceedings.  No action, suit or
proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (i) prohibit TCA's ownership or operation of all or a material portion of any CSI System, CSI's Cable Business or the CSI Assets, (ii) compel TCA to dispose of or hold separate all or a material portion of any CSI System, CSI's Cable Business or the CSI Assets as a result of any of the transactions contemplated by this Agreement, (iii) if determined adversely to TCA's interest, materially impair the ability of TCA to realize the benefits of the transactions contemplated by this Agreement or have a material adverse effect on the right of TCA to exercise full rights of ownership of the CSI Systems or (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

                          8.1.5     Consents.  TCA has received evidence, in
form and substance reasonably satisfactory to it, that the CSI Required Consents have been obtained.

                          8.1.6     No Material Adverse Change.  There has not
been any material adverse change in the CSI Assets or the financial condition or operations of CSI's Cable Business or the CSI Systems since the date of this Agreement.

                          8.1.7     Title Defects.  With respect to the CSI
Systems, there exist no Title Defects which the Title Company has not deleted from the Title Commitments or, with the consent of TCA, committed to insure over.

                          8.1.8     Environmental Assessments.  Any
environmental audits or assessments conducted by TCA with respect to the CSI Owned Property or the CSI Leased Property do not indicate the presence thereon, or the likelihood of presence thereon, of Hazardous Substances of a kind or in a quantity as could reasonably be expected to give rise to a material risk of liability.

                          8.1.9     Subscribers.  The CSI Systems are serving
at least 30,500 Equivalent Basic Subscribers.

                          8.1.10    Documents and Records.  CSI has delivered
to TCA (i) all existing blueprints, schematics, working drawings, plans, specifications, projections, statistics, engineering records, System construction and as-built maps and (ii) all customer lists, files and records used by CSI in connection with the operation of the CSI Systems, including a list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the CSI Systems. Delivery of the foregoing will be deemed made to the extent such lists, files and records are then located at any of the offices included in the CSI Owned Property or CSI Leased Property.

                          8.1.11    Retransmission Consent.  With respect to
any retransmission consent Contracts for broadcast signals carried on the CSI Systems on the date of this Agreement and on the date of the Closing that are included as part of the CSI Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals have been obtained on terms and conditions reasonably acceptable to TCA. With respect to any retransmission consent Contracts for broadcast signals carried on the TCA Systems on the date of this Agreement and on the date of the Closing that are included as part of the TCA Excluded Assets, TCA has been relieved of any obligations under such retransmission consent Contracts with respect to the TCA Systems for any period after the Closing.

                          8.1.12    HSR Act.  All filings required under the
HSR Act will have been made and the applicable waiting period will have expired or been earlier terminated.

                          8.1.13    Franchise Renewals.  Any CSI Systems
Franchise for which a valid notice of renewal pursuant to the formal renewal procedures established by Section 626 of the Cable Act has not been timely delivered to the appropriate Governmental Authority has been renewed or extended for a period expiring no earlier than three years after the Closing Date.

                 8.2 Conditions to CSI's Obligations. The obligations of CSI to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or before the Closing, of the following conditions, which may be waived by CSI:

                          8.2.1     Accuracy of Representations and Warranties.
The representations and warranties of TCA in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects at and as of the Closing with the same effect as if made at and as of the Closing.

                          8.2.2     Performance of Agreements.  TCA has
performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before the Closing.

                          8.2.3     Deliveries.  TCA has delivered the items
and documents required to be delivered by it pursuant to this Agreement, including those required under SECTION 9.3.

                          8.2.4     Legal Proceedings.  No action, suit or
proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (i) prohibit CSI's ownership or operation of all or a material portion of any TCA System, TCA's Cable Business or the TCA Assets, (ii) compel CSI to dispose of or hold separate all or a material portion of any TCA System, TCA's Cable Business or TCA Assets as a result of any of the transactions contemplated by this Agreement, (iii) if determined adversely to CSI's interest, materially impair the ability of CSI to realize the benefits of the transactions contemplated by this Agreement or have a material adverse effect on the right of CSI to exercise full rights of ownership of the TCA Systems or (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

                          8.2.5     Consents.  CSI has received evidence, in
form and substance reasonably satisfactory to it, that the TCA Required Consents have been obtained.

                          8.2.6     No Material Adverse Change.  There has not
been any material adverse change in the TCA Assets or the financial condition or operations of the TCA Systems since the date of this Agreement.

                          8.2.7     Title Defects.  With respect to the TCA
Systems, there exist no Title Defects which the Title Company has not deleted from the Title Commitments or, with the consent of CSI committed to insure over.

                          8.2.8     Environmental Assessments.  Any
environmental audits or assessments conducted by CSI with respect to the TCA Owned Property or the TCA Leased Property do not indicate the presence thereon, or the likelihood of presence thereon, of Hazardous Substances of a kind or in a quantity as could reasonably be expected to give rise to a material risk of liability.

                          8.2.9     Subscribers.  The TCA Systems are serving
at least 26,000 Equivalent Basic Subscribers.

                          8.2.10    Documents and Records.  TCA has delivered
to CSI (i) all existing blueprints, schematics, working drawings, plans, specifications, projections, statistics, engineering records, System construction and as-built maps and (ii) all customer lists, files and records used by TCA in connection with the operation of the TCA Systems, including a list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the TCA Systems. Delivery of the foregoing will be deemed made to the extent such lists, files and records are then located at any of the offices included in the TCA Owned Property or TCA Leased Property.

                          8.2.11    Retransmission Consent.  With respect to
any retransmission consent Contracts for broadcast signals carried on the TCA Systems on the date of this Agreement and on the date of the Closing that are included as part of the TCA Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals have been obtained on
terms and conditions reasonably acceptable to CSI.   With respect to any
retransmission consent Contracts for broadcast signals carried on the CSI Systems on the date of this Agreement and on the date of the Closing that are included as part of the CSI Excluded Assets, CSI has been relieved of any obligations under such retransmission consent Contracts with respect to the CSI Systems for any period after the Closing.

                          8.2.12    HSR Act.  All filings required under the
HSR Act have been made and the applicable waiting period has expired or been earlier terminated.

                          8.2.13    Franchise Renewals.  Any TCA Systems
Franchise for which a valid notice of renewal pursuant to the formal renewal procedures established by Section 626 of the Cable Act has not been timely delivered to the appropriate Governmental Authority have been renewed or extended for a period expiring no earlier than three years after the Closing Date.


SECTION 9.         THE CLOSING

                   9.1 The Closing; Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at a date (the "Closing Date") and time mutually determined by CSI and TCA, which Closing Date shall be within ten days after the date on which all conditions set forth in SECTIONS 8.1 and 8.2 have either been satisfied or waived in writing by the party entitled to the benefit of such condition.

                   9.2 CSI's Delivery Obligations. At the Closing, CSI will deliver or cause to be delivered to TCA the following:

                          9.2.1     Closing Payment.  Any payments required to
be paid by CSI, if any,  pursuant to SECTION 3.

                          9.2.2     Bill of Sale and Assignment and Assumption
Agreement. The executed Bill of Sale and Assignment and Assumption Agreement in the form of EXHIBIT 9.2.2.

                          9.2.3     Deeds.  A general warranty deed in a form
reasonably acceptable to TCA (and complying with applicable state laws) with respect to each parcel of CSI Owned Property, duly executed and acknowledged and in recordable form, warranting good and clear record and marketable and indefeasible fee simple title to such CSI Owned Property against all Persons claiming by, through or under CSI, subject only to the exceptions reflected on the CSI Title Policies.

                          9.2.4     Title Policies.  ALTA (1990 Rev.) policies
of title insurance pursuant to the Title Commitments described in SECTION 7.6, updated to the date of the Closing, and endorsed to delete or modify to the satisfaction of TCA the standard printed exceptions and any Title Defects, the premiums and charges for which will have been paid by CSI (the "CSI Title Policies") or the irrevocable written commitment of the Title Company to deliver the CSI Title Policies; TCA will pay the premiums and charges for any non-standard endorsements TCA requests with respect to any CSI Title Policy.

                          9.2.5     Estoppel Certificates; Nondisturbance
Agreements; Memorandum of Lease. Any CSI Estoppel Certificates obtained pursuant to SECTION 7.5.1 and each Nondisturbance and Attornment Agreement and Memorandum of Lease obtained pursuant to SECTION 7.5.2.

                          9.2.6     Lien Releases.  Evidence satisfactory to
TCA that all Liens (other than Permitted Liens) affecting or encumbering the CSI Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form satisfactory to TCA effecting such terminations, releases or waivers.

                          9.2.7     CSI  NonCompetition Covenant.  CSI will
have delivered to TCA a Noncompetition Covenant in the form of Exhibit 7.10(a) executed by CSI (the "CSI Noncompetition Covenant").

                          9.2.8     Vehicle Titles.  Title certificates to all
vehicles included among the CSI Assets, endorsed for transfer of title to TCA, and separate bills of sale therefor, if required by the laws of the States in which such vehicles are titled.

                          9.2.9     Evidence of Corporate Actions.  Certified
corporate resolutions or other evidence reasonably satisfactory to TCA that CSI has taken all corporate action necessary to authorize the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

                          9.2.10    FIRPTA Certificate.  FIRPTA Non-Foreign
Seller Certificate certifying that CSI is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to TCA.

                          9.2.11    Officer's Certificate.  TCA will have
received a certificate executed by an executive officer of CSI dated the date of the Closing, reasonably satisfactory in form and substance to TCA certifying that the conditions specified in SECTIONS 8.1.1 and 8.1.2 have been satisfied.

                          9.2.12    CSI Counsel Opinion.  TCA will have
received an opinion of Mary S. Willis, Esq., counsel to CSI dated the date of the Closing, in the form of EXHIBIT 9.2.12 (the "CSI Counsel Opinion").

                          9.2.13    Other.  Such other documents and
instruments as may be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

                   9.3 TCA's Delivery Obligations. At the Closing, TCA will deliver or cause to be delivered to CSI the following:

                          9.3.1     Closing Payments.  Any payments required
to be made by TCA pursuant to SECTIONS 3.

                          9.3.2     Bill of Sale and Assignment and Assumption
Agreement. The executed Bill of Sale and Assignment and Assumption Agreement in the forms of EXHIBITS 9.3.2.

                          9.3.3     Deeds.  A general warranty deed in a form
reasonably acceptable to CSI (and complying with applicable state laws) with respect to each parcel of TCA Owned Property, duly executed and acknowledged and in recordable form, warranting good and clear record and marketable fee simple absolute title to such TCA Owned Property against all Persons claiming by, through or under TCA, subject only to the exceptions reflected on the TCA Title Policies.

                          9.3.4     Title Policies.  ALTA (1990 Rev.) policies
of title insurance pursuant to the Title Commitments described in SECTION 7.6, updated to the Closing and endorsed to delete or modify to the satisfaction of CSI the standard printed exceptions and any Title Defects, the premiums and charges for which will have been paid by TCA (the "TCA Title Policies") or the irrevocable written commitment of the Title Company to deliver the TCA Title Policies; CSI will pay the premiums and charges for any non-standard endorsements CSI requests with respect to any TCA Title Policy.

                          9.3.5     Estoppel Certificates; Nondisturbance
Agreements; Memorandum of Lease. Any TCA Estoppel Certificates obtained pursuant to SECTION 7.5.1 and each Nondisturbance and Attornment Agreement and Memorandum of Lease obtained pursuant to SECTION 7.5.2.

                          9.3.6     Lien Releases.  Evidence satisfactory to
CSI that all Liens (other than Permitted Liens) affecting or encumbering the TCA Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form satisfactory to CSI effecting such terminations, releases or waivers.

                          9.3.7     TCA Noncompetition Covenant.  TCA  will
have delivered to CSI a Noncompetition Covenant in the form of Exhibit 7.10(b) executed by TCA (the "TCA Noncompetition Covenant").

                          9.3.8     Vehicle Titles.  Title certificates to all
vehicles included among the TCA Assets, endorsed for transfer of title to CSI and separate bills of sale therefor, if required by the laws of the States in which such vehicles are titled.

                          9.3.9     Evidence of Authorization Actions.
Certified resolutions of the Board of Directors of TCA or other evidence reasonably satisfactory to CSI that TCA has taken all action necessary to authorize the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

                          9.3.10    FIRPTA Certificate.  FIRPTA Non-Foreign
Seller Certificate certifying that CSI is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to TCA.

                          9.3.11    Officer's Certificates.  CSI will have
received a certificate executed by an executive officer of TCA dated the date of the Closing, reasonably satisfactory in form and substance to CSI certifying that the conditions specified in SECTIONS 8.2.1 and 8.2.2 have been satisfied.

                          9.3.12    TCA Counsel Opinion.  CSI will have
received an opinion of Jackson & Walker, counsel to TCA, dated the date of the Closing, in the form of EXHIBIT 9.3.12 (the "TCA Counsel Opinion").

                          9.3.13    Other.  Such other documents and
instruments as may be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.


SECTION 10.        TERMINATION AND DEFAULT

                   10.1 Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                          10.1.1    At any time, by the mutual agreement of TCA
and CSI;

                          10.1.2    By either TCA or CSI at any time, if the
other is in material breach or default of any of its covenants, agreements or other obligations herein or in any Transaction Document, or if any of its representations herein or in any Transaction Document are not true in all material respects when made or when otherwise required by this Agreement or any Transaction Document to be true and such breach or default is not cured or waived prior to Closing;

                          10.1.3    By either TCA or CSI upon written notice to
the other, if any of the conditions to its obligations set forth in SECTIONS
8.1 and 8.2, respectively, are not satisfied on or before 365 days from the date of this Agreement for any reason other than a material breach or default by such party of its respective covenants, agreements or other obligations under this Agreement, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects;

                          10.1.4    By either party, within 30 days after it
receives information requested from the other party concerning the other party's Assets, Systems or Business, if the results and findings of such party's investigation of the other party's Assets, Systems or Business are not satisfactory in such party's sole discretion; or

                          10.1.5    As otherwise provided herein.

                   10.2 Effect of Termination. If this Agreement is terminated pursuant to SECTION 10.1, all obligations of the parties under this Agreement will terminate, except for the obligations set forth in SECTIONS 7.15 and 12.15. Termination of this Agreement pursuant to SECTIONS 10.1.2 or 10.1.3 will not limit or impair any remedies that any of CSI or TCA may have with respect to a breach or default by the other of its covenants, agreements or obligations under this Agreement.


SECTION 11.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

                   11.1 Survival of Representations and Warranties. The representations and warranties of CSI and TCA in this Agreement and in the Transaction Documents will survive until the first anniversary of the Closing Date, except that (a) all such representations and warranties with respect to any Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters, respectively and (b) the representations and warranties as to ownership of the Assets in Sections 5.4 and 6.4, respectively, and as to ownership of Owned Property set forth in Sections 5.6 and 6.6, respectively and in the general warranty deed or deeds delivered with respect to Owned Property will survive the Closing and the delivery of such deeds and will continue in full force and effect without limitation. The periods of survival of the representations and warranties prescribed by this Section 11.1 are referred to as the "Survival Period." The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by a party in a written notice to the other party before such expiration or about which a party has given the other party written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of the parties in this Agreement and in the

Transaction Documents will survive the Closing and will continue in full force and effect without limitation.

                   11.2 Indemnification by CSI. From and after the Closing, CSI will indemnify and hold harmless TCA and its shareholders and its and their respective Affiliates, and the shareholders, officers, directors, Employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by CSI in this Agreement, (b) any breach of any covenant, agreement or obligation of CSI contained in this Agreement, (c) any act or omission of CSI with respect to, or any event or circumstance related to, the ownership or operation of the CSI Assets or the conduct of CSI's Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on SCHEDULE 6.12, (d) any liability or obligation not included in the TCA Assumed Obligations and Liabilities, (e) any Title Defect CSI fails to eliminate as an exception from a Title Commitment, (f) any claim that the transactions contemplated by this Agreement violate WARN or any Legal Requirement or any fraudulent conveyance laws of any jurisdiction, (g) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the CSI Owned Property or CSI Leased Property prior to the Closing Time, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing), (h) any rate refund ordered by any Governmental Authority with respect to the CSI Systems for periods prior to the Closing Time or (i) the failure of CSI to perform the CSI Assumed Obligations and Liabilities.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (g) of this Section, TCA's rights to pursue its claim under clauses (b) through (g), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

                   11.3 Indemnification by TCA. From and after the Closing, TCA will indemnify and hold harmless CSI and its shareholders and its and their respective Affiliates and the shareholders, officers, directors, Employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from any breach of any representation or warranty made by TCA in this Agreement, (b) any breach of any covenant, agreement or obligation of TCA contained in this Agreement, (c) any act or omission of TCA with respect to, or any event or circumstance related to, the ownership or operation of the TCA Assets or the conduct of TCA's Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on SCHEDULE 5.12, (d) any liability or obligation not included in the CSI Assumed Obligations and Liabilities, (e) any Title Defect TCA fails to eliminate as an exception from a Title Commitment, (f) any claim that the transactions contemplated by this Agreement violate WARN or any similar Legal Requirement or any fraudulent conveyance laws of any jurisdiction, (g) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the TCA Owned Property or TCA Leased Property prior to the Closing Time, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing), (h) any rate refund ordered by any Governmental Authority with respect to the TCA Systems for periods prior to the Closing Date or (i) the failure of TCA to perform the TCA Assumed Obligations and Liabilities.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (g) of this Section, CSI's rights to pursue its claim under clauses (b) through (g), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

                   11.4 Third Party Claims. Promptly after the receipt by any party of notice of any claim, action, suit or proceeding by any Person who is not a party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this SECTION 11, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party has been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this SECTION 11 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this
SECTION 11.4.  No Indemnifying Party will settle or compromise any such Action
(A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

                   11.5 Limitations on Indemnification - CSI. CSI will not be liable for indemnification arising solely under Section 11.2(a) for (a) any Losses of or to TCA or any other Person entitled to indemnification from CSI or
(b) any Losses incidental to or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section 11 as "TCA Damages") unless the amount of TCA Damages for which CSI would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $50,000, in which case CSI will be liable for all such TCA Damages, which will be due and payable within 15 days after CSI's receipt of a statement therefor. CSI will not have any liability under SECTION 11.2 to the extent that the aggregate amount of Losses otherwise subject to its indemnification obligation thereunder exceeds $3,500,000, except for any failure of CSI to pay or perform its Assumed Obligations and Liabilities.

                   11.6 Limitations on Indemnification - TCA. TCA will not be liable for indemnification arising solely under Section 11.3(a) for (a) any Losses of or to CSI or any other Person entitled to indemnification from TCA or
(b) any Losses incidental to or relating to or resulting from any of the foregoing the items described in clauses (a) and (b) collectively being referred to for purposes of this Section as "CSI Damages") unless the amount of CSI Damages for which TCA would, but for the provisions of this Section, be liable exceeds, on an aggregate basis,

$50,000, in which case TCA will be liable for all such CSI Damages, which will be due and payable within 15 days after TCA's receipt of a statement therefor. TCA will not have any liability under SECTION 11.3 to the extent that the aggregate amount of Losses otherwise subject to its indemnification obligations thereunder exceeds $3,500,000, except for any failure of TCA to pay or perform its Assumed Obligations and Liabilities.

                   11.7 Other Indemnification. The provisions of SECTIONS 11.1, 11.4, 11.5 and 11.6 will be applicable to any claim for indemnification made under any other provision of this Agreement and all references in SECTIONS 11.1, 11.4, 11.5 and 11.6 to SECTIONS 11.2 and 11.3 will be deemed to be references to such other provisions of this Agreement.


SECTION 12.        MISCELLANEOUS PROVISIONS

                 12.1 Parties Obligated and Benefited. Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that a party may, without the consent of any other party, assign or delegate its rights or obligations under this Agreement to any of its Affiliates, and such assignee will be substituted for such party under this Agreement as though it were the original party to this Agreement.

                 12.2 Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

                 To CSI at:
                          Communications Services, Inc.
                          5619 DTC Parkway
                          Englewood, Colorado  80111
                          Attention: Dan L. Buchanan
                          Telecopy: 303/488-3219

                 With a copy similarly addressed to the attention of Legal Department.

                 To TCA at:
                          TCA Cable Partners
                          3015 S.S.E. Loop 323
                          Tyler, Texas 75701
                          Attention: Fred R. Nichols
                          Telecopy: 903/595-1929

                 With a copy similarly addressed to the attention of Legal Department.

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this SECTION 12.2. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier will be the date of the sender's confirmation.

                 12.3 Right to Specific Performance. The parties acknowledge that the unique nature of the Assets to be exchanged by the parties pursuant to this Agreement renders money damages an inadequate remedy for the breach by the parties of its obligations under this Agreement, and the parties agree that in the event of such breach, the parties will upon proper action instituted by either of them, be entitled to a decree of specific performance of this Agreement.

                 12.4 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

                 12.5 Captions. The section and other captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

                 12.6 CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF COLORADO.

                 12.7 Terms. Terms used with initial capital letters or otherwise defined in this Agreement will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

                 12.8 Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

                 12.9 Time. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

                 12.10 Late Payments. If either party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus 3%, adjusted as and when changes in the Prime Rate are made.

                 12.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.

                 12.12 Entire Agreement. This Agreement (including the Transaction Documents and the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

                 12.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

                 12.14 Construction. This Agreement has been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

                 12.15 Expenses. Except as otherwise expressly provided in this Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

                 12.16 Risk of Loss. The risk of any loss or damage to the TCA Assets or CSI Assets resulting from fire, theft or other casualty (except reasonable wear and tear) will be borne by TCA or CSI, respectively, at all times prior to the Closing Time. If any such loss or damage is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of a System or the replacement or restoration of the lost or damaged property within 20 days from the occurrence of the event resulting in such loss or damage, TCA or CSI as appropriate, will immediately notify the other in writing of that fact and the other, at any time within 10 days after receipt of such notice, may elect by written notice to the notifying party to either (a) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement or (b) terminate this Agreement. If the other elects to so terminate this Agreement, both parties will stand fully released and discharged of any and all obligations under this Agreement. If the other elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not used to replace or restore such lost or damaged property), except for any proceeds from business interruption insurance relating to the loss of revenue for the period prior to the Closing Date, will be delivered by the notifying party to the other or the rights to such proceeds will be assigned by the notifying party to the other if not yet paid over to the notifying party, and the notifying party will pay to the other an amount equal to the difference between the amount of such insurance costs and the full replacement cost of the damaged or lost Assets.

         If, prior to the Closing, any part of or interest in the TCA Assets or the CSI Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental

Authority having such power informs TCA or CSI that it intends to condemn all or any part of a party's Assets (such event being called, in either case, a "Taking"), then the other party may terminate this Agreement. If the other party does not elect to terminate this Agreement, then (a) the other party will have the sole right, in the name of the party, if the other party so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) the other party will be relieved of its obligation to convey to the party the Assets or interests that are the subject of the Taking, (c) at the Closing the party will assign to the other party all of the party's rights to all damages payable with respect to the Taking and (d) following the Closing, the party will give the other party such further assurances of such rights and assignment with respect to the taking as the other party may from time to time reasonably request.

                 12.17 Tax Consequences. No party to this Agreement makes any representation or warranty, express or implied, with respect to the Tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any Tax consequences arising under this Agreement. Each party has relied solely on its own Tax advisors with respect to the Tax implications of this Agreement.

                 12.18 Commercially Reasonable Efforts. For purposes of this Agreement, "commercially reasonable efforts" will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

         The parties have executed this Agreement as of the day and year first above written.

                                    COMMUNICATIONS SERVICES, INC.


                                    By:      /s/ WILLIAM R. FITZGERALD
                                             ------------------------------
                                    Name:    William R. Fitzgerald
                                             ------------------------------
                                    Title:   Vice President
                                             ------------------------------

                                    TCA CABLE PARTNERS


                                    By:      /s/ FRED NICHOLS
                                             ------------------------------
                                    Name:    Fred Nichols
                                             ------------------------------
                                    Title:   Chairman of the Partnership
                                             ------------------------------